Exhibit 10.19

ESCO Corporation
Employee Stock Ownership Plan

2011 Restatement

(As Amended and Restated Effective

as of June 1, 2011)

Table of Contents

ARTICLE 1 DEFINITIONS		2
1.1	Account	2
1.2	Affiliate	2
1.3	Alternate Payee	2
1.4	Beneficiary	2
1.5	Board	3
1.6	Break-in-Service	3
1.7	Code	4
1.8	Committee	4
1.9	Company	4
1.10	Company Stock	4
1.11	Compensation	5
1.12	Current Obligations	5
1.13	Disability	6
1.14	Disqualified Person	6
1.15	Dividend	6
1.16	Earnings	6
1.17	Effective Date	6
1.18	Eligible Employee	6
1.19	Employee	7
1.20	Employer	7
1.21	Employer Contributions	7
1.22	Employment Commencement Date	7
1.23	Entry Date	7
1.24	ERISA	7
1.25	Exempt Loan	7
1.26	Forfeiture	7
1.27	Forfeiture Break-in-Service	8
1.28	Hour of Service	8
1.29	Labor Regulations	8
1.30	Leased Employee	8
1.31	Leveraged Company Stock	9
1.32	Normal Retirement Date	9
1.33	Participant	9
1.34	Plan	9
1.35	Plan Administrator	9
1.36	Plan Year	9
1.37	Publicly Traded	10
1.38	Qualified Domestic Relations Order	10
1.39	Qualified Election Period	10
1.40	Qualified Participant	10
1.41	Qualifying Company Stock	10

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1.42	Retirement	10
1.43	Securities Exchange Act	10
1.44	Separation from Service	10
1.45	Spouse	11
1.46	Treasury Regulations	11
1.47	Trust or Trust Fund	11
1.48	Trustee	11
1.49	Unallocated Account	11
1.50	Valuation Date	11
1.51	Year of Service	12
1.52	Additional Definitions in Plan	13
ARTICLE 2 PARTICIPATION		14
2.1	Eligibility for Participation	14
2.2	Participation Upon Reemployment	14
2.3	Active Participation	14
2.4	Employment by Employer; Service With Newly Acquired Entities; Records of Employer	15
ARTICLE 3 CONTRIBUTIONS, ALLOCATIONS, AND FORFEITURES		16
3.1	Amount	16
3.2	Time of Payment of Contribution	16
3.3	Allocations	17
3.4	Treatment of Company Stock Purchased Under an Exempt Loan	19
3.5	Accrual of Benefit	20
3.6	Limitation on Allocations to Certain Participants	20
3.7	Participant Contributions	21
ARTICLE 4 PARTICIPANT VESTING		22
4.1	Vesting Schedule	22
4.2	Forfeitures	23
ARTICLE 5 ACCOUNT ADMINISTRATION		25
5.1	Accounts	25
5.2	Diversification of Participant’s Account	25
5.3	Participant Voting Rights – Company Stock	25
5.4	Tender Offers	26
5.5	Securities Law Requirements	27
5.6	Account Statements	27
ARTICLE 6 TIME AND METHOD OF PAYMENT OF BENEFITS		29
6.1	Time of Payment of Vested Account Balance	29
6.2	Method of Payment of Vested Account Balance that Exceeds $1,000	30
6.3	Medium of Payment of Vested Account Balance	31
6.4	Minimum Distribution Requirements	31
6.5	Benefits for Participants Who Have Separated from Service	33
6.6	Direct Rollovers	33
6.7	Tax Reporting	35
ARTICLE 7 REPURCHASE OF COMPANY STOCK		36
7.1	Put Option	36
7.2	Restriction on Company Stock	36

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7.3	Lifetime Transfer and Right of First Refusal	37
7.4	Payment of Purchase Price	37
7.5	Definitions	38
7.6	Certain Rights with Respect to Company Stock	39
7.7	Trustee’s Put Option	39
7.8	Security Holder	39
7.9	Provisions Non-Terminable	39
ARTICLE 8 LIMITATION ON CONTRIBUTIONS		40
8.1	Limitations on Allocations to Participants’ Accounts	40
8.2	Elections Under Code Section 415	40
ARTICLE 9 TOP-HEAVY PROVISIONS		42
9.1	Scope	42
9.2	Top-Heavy Status	42
9.3	Minimum Allocation	44
9.4	Vesting	44
ARTICLE 10 ADMINISTRATION OF THE PLAN		45
10.1	Plan Administrator	45
10.2	The Committee	45
10.3	Fees and Expenses	48
10.4	Bonding and Insurance	49
10.5	Commencement of Benefits	49
10.6	Claims Procedure	50
10.7	Plan Administration - Miscellaneous	52
10.8	Domestic Relations Orders	55
10.9	Plan Qualification	56
ARTICLE 11 PARTICIPATION BY OTHER EMPLOYERS		57
11.1	Adoption of Plan	57
11.2	Termination of Participation or Withdrawal from Participation	57
11.3	Company as Agent for Employer	58
ARTICLE 12 AMENDMENT AND TERMINATION		59
12.1	Amendment or Termination	59
12.2	Limitations on Amendments	59
12.3	Amendment – Consolidation or Merger	60
12.4	Termination of the Plan	61
12.5	Allocation of the Trust on Termination of Plan	61
ARTICLE 13 FUNDING		62
13.1	Contributions to the Trust	62
13.2	Exempt Loan	62
13.3	Trust for Exclusive Benefit of Participants	64
13.4	Trustee	64
13.5	Return of Contribution	65
APPENDIX A ESCO CORPORATION EMPLOYEE STOCK OWNERSHIP PLAN PARTICIPATING EMPLOYERS		66

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PREAMBLE

THIS EMPLOYEE STOCK OWNERSHIP PLAN (hereinafter referred to as the “Plan” and known as the ESCO Corporation Employee Stock Ownership Plan) is amended and restated effective June 1, 2011, by ESCO Corporation.

WHEREAS, the Employer desires to recognize the contributions made to its successful operation by its Employees and to reward such contribution by enabling its eligible Employees to acquire a proprietary interest in capital stock of the Employer by means of an employee stock ownership plan that is intended to satisfy the applicable requirements of Code Section 409 and 4975(e)(7) and ERISA Section 407(d)(6);

WHEREAS, the Plan was originally effective December 1, 2006, and was subsequently amended once, was restated effective May 5, 2007, and subsequently amended ten times;

WHEREAS, the Company wishes to amend and restate the Plan in order to improve the formatting of the Plan document and to facilitate the Plan’s administration;

WHEREAS, contributions to the Plan will be made by the Employer and will be invested primarily in the capital stock of the Employer as provided in Code Section 4975(e)(7);

WHEREAS, the Plan and Trust maintained as a part thereof are intended to qualify under Code Sections 401(a) and 501(a); and

WHEREAS, the Plan is intended to comply with ERISA and other applicable law;

NOW, THEREFORE, except as otherwise specified herein, the Company does hereby amend and restate the Plan, as set forth in the following pages, effective June 1, 2011, except that any change required by federal law, including without limitation amendments to the Code, ERISA, the Age Discrimination in Employment Act, and regulations or rulings issued pursuant thereto, shall be effective on the latest date on which such change may become effective and comply with such laws, and except that any provision of this restatement of the Plan that would result in a prohibited cutback or would cause an operational qualification failure shall only be given effect after the date this restatement is executed.

ARTICLE 1

DEFINITIONS

The following terms when used herein shall have the following meaning, unless a different meaning is plainly required by the context.  Capitalized terms are used throughout the Plan text for terms defined by this and other sections.

1.1           Account

“Account” means the separate account maintained for each Participant which represents his or her total proportionate interest in the Trust as of any Valuation Date.  Depending on the context, “Account” may also mean the Unallocated Account, or both Participant Accounts and the Unallocated Account.

1.2           Affiliate

“Affiliate” means:

(a)           the Company;

(b)           any other corporation that is a member of a controlled group of corporations which includes the Company (as defined in Code Section 414(b));

(c)           any other trade or business under common control with the Company (as defined in Code Section 414(c));

(d)           any other member of an affiliated service group that includes the Company (as defined in Code Section 414(m));

(e)           any other business or entity that is treated as a single company with the Company under Code Section 414(o).

1.3           Alternate Payee

“Alternate Payee” means a Spouse, former Spouse, child or other dependent of a Participant, who is recognized by a Qualified Domestic Relations Order as having a right to receive all, or a portion of, the benefits payable under the Plan with respect to a Participant.

1.4           Beneficiary

“Beneficiary” means the person or persons (who may be named contingently or successively) who survives the Participant and who is designated by a Participant (or the Beneficiary of a deceased Participant) to receive his or her Account in the event of his or her death.  Each designation shall be in the form prescribed by the Committee, shall be effective only when made in accordance with the procedures established by the

Committee, and shall revoke all prior designations by the same Participant or Beneficiary.

The designation by a married Participant of someone other than his or her Spouse as a Beneficiary shall be invalid unless the Spouse consents in writing to such designation, the consent acknowledges the effect of such designation and is notarized or is witnessed by a Plan representative, and the Beneficiary designation complies in all other respects with the requirements of the Code.  However, no consent shall be required if it is established to the satisfaction of the Plan representative that such consent cannot be obtained because there is no Spouse or because the Spouse cannot be located.  If the Spouse is legally incompetent to give consent, the Spouse’s legal guardian, even if the guardian is the Participant, may give consent.  Also, if the Participant is legally separated or the Participant has been abandoned (within the meaning of local law) and the Participant has a court order to that effect, Spouse consent is not required unless a QDRO provides otherwise.

If there is no surviving Spouse and if there is no other valid Beneficiary designation, then the Beneficiary shall be the Participant’s estate.  If a designated Beneficiary does not survive the Participant or if the Committee cannot locate a Beneficiary within six months following the Participant’s death, the Committee may direct that payment of benefits due may be made to the Participant’s surviving Spouse, or if the deceased Participant has no surviving Spouse, to his or her estate.

If a designated Beneficiary is receiving payments and does not survive to receive all payments due hereunder and has not designated a Beneficiary, the remaining payments shall be made to the Beneficiary’s estate.

1.5           Board

“Board” means the Board of Directors of the Company.

1.6           Break-in-Service

“Break-in-Service” means any Plan Year in which an Employee has less than 501 Hours of Service.

Where a temporary absence due to a pregnancy, birth or adoption of a child, or caring for a child immediately following birth or adoption occurs, the Employee is credited with the Hours of Service that the Employee would have earned (to a maximum of 501 Hours of Service) but for the temporary absence, however Hours of Service are credited only in the Plan Year in which the absence begins if such Hours of Service are necessary to prevent a Break-in-Service.  If such Hours of Service are not needed in such first Plan Year to avoid a Break-in-Service, then the total number of Hours of Service attributable to such leave (to a maximum of 501 Hours of Service) including those that occurred in the first Plan Year shall be credited in the next following Plan Year.  Solely for purposes of determining a Break-in-Service, an unpaid absence pursuant to this paragraph shall be treated as a paid absence for purposes of determining Hours of Service.

Notwithstanding the foregoing, a Break-in-Service shall not include any Plan Year in which the Employee has less than 501 Hours of Service because:

(a)           the employee is on an approved leave of absence which does not exceed 18 months and returns to employment with the Employer immediately following such leave of absence; or

(b)           the employee is temporarily laid off, and return to employment with the Employer immediately following the temporary layoff;

provided that the approved leave of absence or temporary layoff began prior to June 1, 2011.

1.7           Code

“Code” means the Internal Revenue Code of 1986, as amended, and including all regulations promulgated pursuant thereto.  When reference is made to an incorrect or outdated Code provision, the reference shall be reformed to indicate the applicable Code provision that is consistent with the context and intended meaning.

1.8           Committee

“Committee” means the committee, as from time to time constituted and appointed by the Company to administer the Plan, pursuant to Section 10.2.

1.9           Company

“Company” means ESCO Corporation, an Oregon corporation.

1.10         Company Stock

“Company Stock” means common stock issued by the Company, or by a corporation that is a member of the same controlled group of corporations that includes the Company (within the meaning of Code Section 409(l)), which is Publicly Traded.  If there is no common stock which meets such requirements, the term “Company Stock” shall mean common stock issued by the Company or by a corporation that is a member of the same controlled group of corporations that includes the Company (within the meaning of Code Section 409(l)), having a combination of voting power and dividend rights equal to or in excess of:

(a)           that class of common stock of the Company (or any other such corporation that is a member of the same controlled group of the Company) having the greatest voting power; and

(b)           that class of common stock of the Company (or any other such corporation that is a member of the same controlled group of the Company) having the greatest dividend rights.

Noncallable preferred stock shall also be treated as “Company Stock” if such stock is convertible at any time into stock which meets the qualifications above, and if such conversion is at a conversion price which (at the date of the acquisition by the Trust) is reasonable.  For purposes of the preceding sentence, preferred stock shall be treated as noncallable if after the call there will be a reasonable opportunity for a conversion which meets such requirements.

1.11         Compensation

“Compensation” with respect to any Participant means such Participant’s wages as defined in Code Section 3401(a) and all other payments of compensation by the Employer (in the course of the Employer’s trade or business) for which the Employer is required to furnish the Participant a written statement under Code Sections 6041(d), 6051(a)(3) and 6052, which is earned while an Eligible Employee.  Compensation must be determined without regard to any rules under Code Section 3401(a) that limit the remuneration included in wages based on the nature or location of the employment or the services performed (such as the exception for agricultural labor in Code Section 3401(a)(2)).  Compensation shall also include amounts which are contributed by the Employer pursuant to a salary reduction agreement and which are not includible in the gross income of the Participant under Code Sections 125, 132(f)(4), 402(e)(3), and 402(h)(1)(B).  For a Participant’s initial year of participation, Compensation shall only be recognized from the first day of the calendar quarter in which a Participant’s Entry Date occurs.  Compensation shall also include differential wage payments made by an Employer to an Employee for any period during which such individual is performing services in the uniformed services while on active duty for a period of more than 30 days, to the extent required by Code Section 414(u)(12).  Compensation shall include payments for services performed (including salary, overtime, shift differentials, commissions, bonuses and other similar payments) made by the later of:

(a)           2½ months after Separation from Service; or

(b)           the end of the calendar year that includes the date of Separation from Service;

if, absent a Separation from Service such payment would have been paid to the Employee while the Employee continued in employment with an Employer.  No other post-severance payments shall be included.

Compensation taken into account shall be limited as required under Code Section 401(a)(17) and the regulations thereunder.  Thus, annual Compensation in excess of $200,000 shall be disregarded.  Such amount shall be adjusted for increases in the cost of living in accordance with Code Section 401(a)(17).

1.12         Current Obligations

“Current Obligations” means obligations of the Trust arising from expenses incurred by the Trust and an extension of credit to the Trust and payable in cash within one year from the date a contribution is due pursuant to Section 3.2.

1.13         Disability

“Disability” means the status of a Participant who has not attained age 65 and is entitled to Social Security disability benefits. In order to be considered disabled for all Plan purposes, the Participant’s date of disability indicated in the Social Security disability award must be prior to or coincident with his or her Separation from Service.

1.14         Disqualified Person

“Disqualified Person” means a “disqualified person” as defined in Code Section 4975(e)(2).  The Company and other Employers are Disqualified Persons, along with those Affiliates, fiduciaries, service providers, family members, officers and directors specified in Code Section 4975(e)(2).

1.15         Dividend

“Dividend” means a distribution made by the Employer to its shareholders in the form of a dividend (as defined in Code Section 316) with respect to its Company Stock.

1.16         Earnings

“Earnings” shall be Compensation, but shall exclude amounts classified by the Employer as Imputed Earnings, Car Allowance, Employer Paid Taxes, Housing Allowance, Retirement Gift, Severance Pay, SERP Payout, Stock Option Payout, and Workers Comp Pay.

1.17         Effective Date

“Effective Date” means December 1, 2006.

1.18         Eligible Employee

Eligible Employee means any Employee of an Employer who has attained the age of 18 and is paid through a U.S. payroll, except those Employees who are:

(a)           individuals who are not treated by the Employer as Employees for payroll tax purposes, whether or not subsequently determined by a government agency, by the conclusion or settlement of threatened or pending litigation, or otherwise, to be (or to have been) common law employees of the Employer;

(b)           Employees who are covered under a collective bargaining agreement, where retirement benefits were the subject of good faith bargaining, which does not provide for a benefit under the Plan;

(c)           Leased Employees;

(d)                                 Employees earning benefit credit on account of service to any Affiliate pursuant to a retirement plan or system existing under the laws of any jurisdiction outside the United States;

(e)                                  Employees who are classified by the Employer as pilots; or

(f)                                    nonresident aliens with no U.S. source income.

1.19                           Employee

“Employee” means any person who is employed by an Affiliate as a common law employee determined from appropriate personnel records of the Employer, and any Leased Employee who is considered an Employee of the Employer pursuant to Section 1.30.

1.20                           Employer

“Employer” means, collectively or individually as the context may indicate, the Company and each other Affiliate that is a participating employer in accordance with Section 11.1.

1.21                           Employer Contributions

“Employer Contributions” means contributions made by an Employer to the Plan.

1.22                           Employment Commencement Date

“Employment Commencement Date” means the date on which an Employee first completes an Hour of Service for an Affiliate during the current period of employment.

1.23                           Entry Date

“Entry Date” means the first day of each month during a Plan Year.

1.24                           ERISA

“ERISA” means the Employee Retirement Income Security Act of 1974, as amended, and including all regulations promulgated pursuant thereto.

1.25                           Exempt Loan

“Exempt Loan” means a loan or loans made to the Trust by a Disqualified Person or a loan to the Trust which a Disqualified Person guarantees, provided the loan or loans satisfies the requirements of Treasury Regulation Section 54.4975-7(b).

1.26                           Forfeiture

“Forfeiture” refers to the amount of a Participant’s Account balance which is not vested and is forfeited pursuant to Article 4.

1.27                           Forfeiture Break-in-Service

“Forfeiture Break-in-Service” means five consecutive Breaks-in-Service.

1.28                           Hour of Service

“Hour of Service” means each hour for which an Employee is paid or entitled to payment by any Affiliate on account of:

(a)                                  performance of duties;

(b)                                 a period of time during which no duties are performed (irrespective of whether the employment relationship has terminated) due to vacation, holiday, illness, incapacity (including disability), layoff, jury duty, military duty, or authorized leave of absence.  No more than 501 Hours of Service shall be credited under this paragraph for any single continuous period (whether or not such period occurs in a single computation period).  Hours under this paragraph shall be calculated and credited pursuant to Sections 2530.200b-2(a), (b) and (c) of the Labor Regulations, which are incorporated herein by this reference; and

(c)                                  an award of back pay, irrespective of mitigation of damages, agreed to by the Employer or any Affiliate.  However, hours credited under (a) or (b) above shall not also be credited under this subsection (c).

An Employee shall be credited with a specific number of Hours of Service for each payroll period in which he or she has at least one Hour of Service.  The number of Hours of Service credited depends on the Participant’s applicable payroll period frequency, and are as follows:  (i) 95 Hours of Service for each semimonthly payroll period in which he or she has at least one Hour of Service, (ii) 90 Hours of Service for each biweekly payroll period in which he or she has at least one Hour of Service, and (iii) 45 Hours of Service for each weekly payroll period in which he or she has at least one Hour of Service.

1.29                           Labor Regulations

“Labor Regulations” means Title 29 of the Code of Federal Regulations promulgated pursuant to and interpreting ERISA.

1.30                           Leased Employee

“Leased Employee” means any person (other than an Employee of the Employer) who, pursuant to an agreement between the Employer and any other person (“leasing organization”), has performed services for the Employer (or for the Employer and related persons determined in accordance with Code Section 414(n)(6)) on a substantially full-time basis for a period of at least one year, and such services are performed under primary direction or control of the Employer.  Contributions or benefits provided a Leased Employee by the leasing organization which are attributable to services performed for the Employer shall be treated as provided by the recipient Employer.

A Leased Employee shall not be considered an Employee of the Employer if:

(a)                                  such Leased Employee is covered by a money purchase pension plan providing:

(i)                                     a nonintegrated employer contribution rate of at least 10 percent of compensation, as defined in Code Section 415(c)(3);

(ii)                                  immediate participation; and

(iii)                               full and immediate vesting; and

(b)                                 Leased Employees do not constitute more than 20 percent of the Employer’s nonhighly compensated workforce.

1.31                           Leveraged Company Stock

“Leveraged Company Stock” means Company Stock acquired by the Trust with the proceeds of an Exempt Loan.

1.32                           Normal Retirement Date

Normal Retirement Date” means the date on which a Participant attains 65 years of age.

1.33                           Participant

“Participant” means any Eligible Employee who has met the requirements to become a Participant as set forth in Article 2, and shall include, where appropriate to the context, any former Eligible Employee who continues to have a balance in his or her Account.  A Participant who has had a Separation from Service shall cease to be a Participant when his or her vested Account balance is distributed in full.

1.34                           Plan

“Plan” means the ESCO Corporation Employee Stock Ownership Plan, either in its previous or present form, or as amended from time to time.  The Company has designated the Plan to be a stock bonus plan that qualifies as an employee stock ownership plan under Code Sections 401(a) and 4975(e)(7) and ERISA Section 407(d)(6), and which is designed to invest primarily in Company Stock.

1.35                           Plan Administrator

“Plan Administrator” means the Committee.

1.36                           Plan Year

“Plan Year” means each calendar year commencing on or after January 1, 2006.

1.37                           Publicly Traded

“Publicly Traded” means traded on a national securities exchange registered under Section 6 of the Securities Exchange Act.

1.38                           Qualified Domestic Relations Order

“Qualified Domestic Relations Order” means a domestic relations order, as defined in and satisfying the requirements of Code Section 414(p), as determined by the Committee.

1.39                           Qualified Election Period

“Qualified Election Period” means the six Plan Years beginning with the Plan Year in which the Participant first becomes a Qualified Participant.

1.40                           Qualified Participant

“Qualified Participant” means a Participant who has attained age 55 and who has completed at least ten years of participation in the Plan.  A “year of participation” means a Plan Year in which the Participant was eligible for an allocation of Employer Contributions, regardless of whether the Employer actually contributed to the Plan for that Plan Year.

1.41                           Qualifying Company Stock

“Qualifying Company Stock” means Company Stock which is:

(a)                                  stock or otherwise an equity security; or

(b)                                 a bond, debenture, note, or certificate, or other evidence of indebtedness described in Code Section 503(e).

1.42                           Retirement

“Retirement” means a Participant’s Separation from Service with an Employer on or after his or her Normal Retirement Date.

1.43                           Securities Exchange Act

“Securities Exchange Act” means the Securities Exchange Act of 1934, as amended.

1.44                           Separation from Service

“Separation from Service” means any termination of the employment relationship between an Employee and all Affiliates for any reason, including death, resignation, discharge, Retirement or Disability; provided however, that Separation from Service shall not occur:

(a)                                  solely as a result of receipt of short-term disability benefits or workers compensation benefits if a termination of the employment relationship does not occur;

(b)                                 upon a Participant’s transfer to a position where he or she continues to be an Employee but is no longer an Eligible Employee (whether by reason of becoming an independent contractor, or otherwise); nor

(c)                                  as a result of a leave of absence authorized by the Employer if the Employee returns to employment upon expiration of such leave.

1.45                           Spouse

“Spouse” means an individual who is legally married to a Participant as determined under federal law, and who is treated as a Spouse under the Code.

1.46                           Treasury Regulations

“Treasury Regulations” means Title 26 of the Code of Federal Regulations promulgated pursuant to and interpreting the Code.

1.47                           Trust or Trust Fund

“Trust” or “Trust Fund” means the ESCO Corporation Employee Stock Ownership Trust, which is part of the Plan, and which holds all property of every kind held or acquired by the Trustee under the Plan, which may be referred to as “Trust Assets.”

1.48                           Trustee

“Trustee” means the trustee or trustees who receive, hold, invest, and disburse the assets of the Trust in accordance with the terms and provisions set forth in a trust agreement.

1.49                           Unallocated Account

“Unallocated Account” means the Account that holds Leveraged Company Stock that has not been allocated pursuant to Section 3.4(b).

1.50                           Valuation Date

“Valuation Date” means the last day of each calendar quarter and each transaction date with any Disqualified Person or such other dates as determined by the Committee.  Notwithstanding the foregoing, if the Company Stock held by the Plan is Publicly Traded, a Valuation Date shall be each day that the applicable securities market is open for trading.

1.51                           Year of Service

(a)                                  For Purposes of Participation and Benefit Accrual

“Year of Service” for purposes of participation and benefit accrual means a twelve-month period commencing on an Employee’s Employment Commencement Date, and each Plan Year beginning with the Plan Year which includes the first anniversary of the Employee’s Employment Commencement Date, during which an Employee earned or earns not less than 1,000 Hours of Service.

(b)                                 For Purposes of Vesting

“Year of Service” for purposes of vesting:

(i)                                     for Employees whose Employment Commencement Date is on or after June 1, 2011, means a twelve-month period commencing on an Employee’s Employment Commencement Date, and each Plan Year beginning with the Plan Year which includes the first anniversary of the Employee’s Employment Commencement Date, during which an Employee earned or earns not less than 1,000 Hours of Service; and

(ii)                                  for Employees whose Employment Commencement Date is prior to June 1, 2011, for purposes of vesting under Section 4.1, means a Plan Year during which an Employee earned or earns not less than 1,000 Hours of Service.

In determining “Years of Service” for vesting purposes, the Plan takes into account all Years of Service an Employee completes with the Employer, except any Year of Service completed prior to the Effective Date, and any Year of Service before a Forfeiture Break-in-Service, unless the Participant is at least partially vested in any amount in his or her Account balance at the time of the Forfeiture Break-in-Service.

(c)                                  For all Purposes

For all purposes, a Year of Service shall include only Years of Service with the Company and with any Affiliate after it became an Affiliate.

1.52	Additional Definitions in Plan

	Term	Section

	25-Percent Shareholder	3.6(a)(iv)
	Aggregate Account	9.2(d)
	Aggregation Group	9.2(e)
	Claimant	10.6(a)
	Claims Administrator	10.6(a)
	Closing	7.5(d)
	Determination Date	9.2(b)
	Distributee	6.6(a)
	Eligible Retirement Plan	6.6(a)(v)
	Fair Market Value	7.5(a)
	Independent Party	7.5(a)
	Key Employee	9.2(g)
	Notice	7.5(b)
	Present Value of Accrued Benefits	9.2(f)
	Qualifying Sale	3.6(a)(ii)
	Required Beginning Date	6.4(b)
	Restricted Participant	3.6(a)(iii)
	Special Asset	3.6(a)(i)
	Tender Offer	5.4(c)
	Top-Heavy	9.2(a)
	Total Distribution	7.4

ARTICLE 2

PARTICIPATION

2.1                                 Eligibility for Participation

Each Eligible Employee who is a Participant on June 1, 2011, shall continue to be a Participant as long as the Participant continues to have an Account balance which has not been distributed.

Each other Eligible Employee is eligible to become a Participant as of the first Entry Date after completion of the following service requirement, whichever applies:

(a)                                  for an Employee who is not a part-time Employee, a temporary Employee and is not an intern, a 30-consecutive-day period of employment; or

(b)                                 for a part-time Employee, a temporary Employee or an intern, a 180-consecutive-day period of employment;

provided that, every Eligible Employee shall be eligible to become a Participant no later than the first Entry Date after completion of one Year of Service.  An Employee’s status as a part-time Employee, a temporary Employee or an intern shall be determined by the status indicated in the Employer’s records.

2.2                                 Participation Upon Reemployment

A Participant who Separates from Service shall reenter the Plan as a Participant on the date of his reemployment.

An Employee who satisfied the Plan’s eligibility conditions but who Separates from Service prior to becoming a Participant, and is reemployed as an Eligible Employee prior to the occurrence of a Break-in-Service, will become a Participant on the later of the Entry Date on which he would have entered the Plan had he not Separated from Service or the date of reemployment as an Eligible Employee.

An Employee who satisfied the Plan’s eligibility requirements but Separates from Service prior to becoming a Participant, and is reemployed as an Eligible Employee after the occurrence of a Break-in-Service, will become a Participant on the Entry Date following or coinciding with the date of reemployment as an Eligible Employee.

Any Employee who Separates from Service prior to satisfying the Plan’s eligibility conditions becomes a Participant in accordance with the provisions of Section 2.1.

2.3                                 Active Participation

Participation in Employer Contributions and Forfeitures shall continue until the date the Participant ceases to be an Eligible Employee.

After a Participant ceases to be eligible for Employer Contributions and Forfeitures, his or her Account shall continue to be held and invested pursuant to the terms of the Plan, and shall share in the earnings or losses of the Plan pending distribution pursuant to Article 4.  However, the Participant shall be ineligible to share in Employer Contributions or Forfeitures unless, in the calendar quarter during which he Separates from Service, such Participant Separates from Service because of his death, Disability, or Retirement while employed by an Employer as described in Section 3.06(b).

In the event a Participant is an Employee but is no longer an Eligible Employee, such Employee will cease to be an active Participant and actively participate again immediately upon later becoming an Eligible Employee.

2.4                                 Employment by Employer; Service With Newly Acquired Entities; Records of Employer

Notwithstanding any other provision herein, this provision applies, as follows:

(a)                                  In the event the Employer has or shall acquire the control of any organization by the purchase of assets or stock, merger, amalgamation, consolidation or any other similar event, the Board may direct to what purpose and extent, if any, service to such organization shall be imputed and credited under the Plan.

(b)                                 The personnel records of the Employer or any Affiliate shall be conclusive evidence for the purpose of determining the period of employment of any and all Employees.

ARTICLE 3

CONTRIBUTIONS, ALLOCATIONS, AND FORFEITURES

3.1                                 Amount

(a)                                  Contribution

An Employer shall contribute to the Plan, for each calendar quarter, the amount determined from time to time by the Board, subject to Section 8.1.  The Board may direct that an Employer contribute to the Plan whether or not it has net profits.

(b)                                 Medium of Contribution

The Employer may, in the sole discretion of the Company, contribute cash or Company Stock.  Forgiveness of any indebtedness owing by the Trust to an Employer (including an Employer’s payment of indebtedness owing by the Trust to any third party) shall be treated as a contribution of the amount of debt forgiven.  An Employer may not contribute Company Stock to the extent the contribution is necessary to pay an Exempt Loan.  Cash contributions shall be used as soon as practicable to purchase Company Stock to the extent the contributions exceed:

(i)                                     the amount necessary to discharge the Trust’s Current Obligations, and

(ii)                                  reasonable amounts determined by the Committee to be held in cash for Plan administration.

(c)                                  Amount of Contribution

Contributions shall be determined by the Company, in its discretion, provided that the amount of Employer Contributions for each calendar quarter shall never be less than the amount required to enable the Trust to discharge its Current Obligations, notwithstanding that some or all of such contributions may fail to be deductible.

(d)                                 Payment of Exempt Loan

The Company may elect to have Employer Contributions used to pay an Exempt Loan to the extent Employer Contributions are not required to cover Current Obligations of the Trust.  Any Employer Contributions used to pay an Exempt Loan shall be applied first to pay interest and then to pay principal.

3.2                                 Time of Payment of Contribution

The Employer must make its contribution for a calendar quarter to the Trust within the time prescribed by the Code or applicable Treasury Regulations for filing its federal corporate income tax return for the Employer’s taxable year in which the calendar quarter ends, including extensions thereof.

3.3                                 Allocations

(a)                                  Method of Allocation

(i)                                     Allocations to Participant Accounts

The Account of each Participant shall be increased by his or her allocable share (determined under the Plan) of:

(A)                              shares of Company Stock contributed in kind by the Employer;

(B)                                cash contributed by the Employer to the extent not used to pay Current Obligations;

(C)                                Forfeitures of Company Stock to the extent not used to restore prior Forfeitures, pay administrative expenses of the Plan, or offset contributions, in accordance with Section 3.3(b)(iv);

(D)                               cash or stock (in kind) Dividends paid on Company Stock held in his or her Account; and

(E)                                 Company Stock released from the Unallocated Account.

To the extent that cash is used to purchase shares of Company Stock (before or after allocation to a Participant’s Account), or shares of Company Stock are allocated directly to a Participant’s Account, the allocations shall be credited in whole shares and fractional shares of Company Stock in order that such Account shall share in any appreciation (or depreciation) in the market value of the shares of Company Stock in a Participant’s Account, or any decreases in such market value.  All fractional shares shall be computed at least to the nearest 1/100th of a share (i.e., at least two places to the right of the decimal).

(ii)                                  Allocations to Unallocated Account

The Unallocated Account shall be:

(A)                              increased by the number of shares of Company Stock purchased with the proceeds of an Exempt Loan;

(B)                                increased by the cash or stock (in kind) Dividends received with respect to Company Stock held in the Unallocated Account;

(C)                                decreased by the number of shares of Company Stock released from the Unallocated Account in accordance with Section 3.4; and

(D)                               decreased by the cash Dividends used to pay an Exempt Loan.

(b)                                 Allocation Procedures

Subject to Sections 3.4 and 9.1, Accounts shall be adjusted in accordance with the following:

(i)                                     Income and Appreciation in Value of Accounts

The income of the Accounts under the Plan (including the appreciation or depreciation in value of the assets in such Accounts) shall be allocated to such Accounts in proportion to the balances in such Accounts as of the immediately preceding Valuation Date, but after first reducing each such Account balance by any distributions or charges from such Account since the immediately preceding Valuation Date.

(ii)                                  Earnings and Dividends and Appreciation in Value of Company Stock

The earnings and unrealized appreciation or depreciation in value with respect to Company Stock held in both the Participant Accounts and the Unallocated Account shall be allocated to Participant Accounts or the Unallocated Account, as is appropriate, in proportion to the Company Stock balances as of the immediately preceding Valuation Date, after first reducing each such Account balance by any distributions or charges from such Accounts since the immediately preceding Valuation Date.  Cash Dividends with respect to Leveraged Company Stock shall be used first to pay current principal and then to pay current interest with respect to an Exempt Loan.  To the extent no such Exempt Loan exists, and with respect to Company Stock that is not Leveraged Company Stock, cash Dividends shall be used to purchase Company Stock, subject to Section 3.1(b)(i) and 3.1(b)(ii).  To the extent cash Dividends allocated to a Participant’s Account are used to pay an Exempt Loan, Company Stock with a value equal to such cash Dividends shall be allocated to the Account from shares released from the Unallocated Account as provided in Section 3.4(b).

Notwithstanding the preceding paragraph, the Company may direct the Trustee to pay to Participants, in cash, any cash Dividend on Company Stock allocated or allocable to Participant Accounts.  The Company may direct that cash Dividends be paid directly to Participants before the Dividends are delivered to the Trustee, that the Trustee distribute cash Dividends at a specified time after receipt by the Trustee, or that the Trustee hold specified Dividends received in a Plan Year and distribute the Dividends in the following Plan Year within 90 days after the close of the Plan Year.

(iii)                               Employer Contributions

Employer Contributions for the calendar quarter shall be, to the extent not used to repay an Exempt Loan, allocated to each Participant’s Account.  The Committee will allocate and credit each quarterly Employer Contribution to the Account of each Participant who satisfies the conditions of Section 3.5.  The Committee will make this allocation in the same ratio that each Participant’s Earnings for the calendar quarter bears to the total Earnings of all such Participants for the calendar quarter.

(iv)                              Forfeitures

On or before each Valuation Date any amounts which became Forfeitures since the last Valuation Date shall be placed in an otherwise unallocated Forfeiture Account, to be applied at the time determined by the Committee and shall be applied according to the following priority:  to reinstate previously forfeited Account balances of former Participants, if any, in accordance with Sections 4.2 and 10.7(k)(ii); to pay any administrative expenses of the Plan.  The balance of the Forfeiture Account, if any, shall be added to any Employer Contribution made pursuant to Section 3.1 for the calendar quarter ending 12 months after the end of the calendar quarter in which such Forfeitures occur, and shall be allocated among the Participants’ Accounts in the same manner as any Employer Contribution for such calendar quarter, subject to Section 8.2.

3.4                                 Treatment of Company Stock Purchased Under an Exempt Loan

(a)                                  Debt Purchase of Company Stock

All Company Stock purchased by the Trust under an Exempt Loan shall initially be allocated to the Unallocated Account.

(b)                                 Reallocation from Unallocated Account

Company Stock released from encumbrance under Section 13.2(f) for a calendar quarter shall be allocated to the Accounts of Participants in the following priority:

(i)                                     Company Stock with a value equal to the amount of cash Dividend credited to a Participant’s Account and used to pay an Exempt Loan for the quarter shall be allocated to the Account.

(ii)                                  The remainder of the released Company Stock shall be allocated to the Accounts of each Participant who qualifies for an allocation under Section 3.5 in the same ratio that each Participant’s Earnings for the quarter bears to the total Earnings of all such Participants for the quarter.

(c)                                  Payments on Exempt Loan

As of the Valuation Date, installment payments, including principal and interest, made by the Trust out of Employer Contributions made with respect to the period then ending, under an Exempt Loan (if permitted by law), will cause Company Stock in the Unallocated Account to be released from encumbrance as described in Section 13.2(f).  Such Company Stock will be allocated to Participant Accounts as provided in Section 3.4(b).  Unless required by law or as otherwise provided herein, Dividends with respect to Company Stock held in the Unallocated Account and the Participant Accounts shall be allocated in accordance with Section 3.3(b)(ii) .

3.5                                 Accrual of Benefit

The Committee will determine the eligibility for allocations and amount of allocations of Employer Contributions, Forfeitures, and Company Stock allocable from the Unallocated Account on the basis of the calendar quarter.

(a)                                  Earnings Taken Into Account

For the purpose of any quarterly allocation, the Committee will take into account only a Participant’s Earnings for the entire calendar quarter.

(b)                                 Employment Requirement

If a Participant Separates from Service during a calendar quarter, the Participant will not share in the allocation, if any, for that calendar quarter unless the Participant Separated from Service because of death, Disability, or Retirement in that calendar quarter.

3.6                                 Limitation on Allocations to Certain Participants

(a)                                  Allocation of a Special Asset to Restricted Participants and 25-Percent Shareholders is subject to the limits set out below.  For this purpose, the following definitions apply:

(i)                                     “Special Asset” means any of the following:

(A)                              Company Stock purchased in a Qualifying Sale; or

(B)                                Any other asset attributable to Company Stock described in subparagraph (a)(i)(A) or allocable in place of Company Stock described in subparagraph (a)(i)(A).

(ii)                                  “Qualifying Sale” means any sale of Company Stock to which Code Section 1042 applies.

(iii)                               “Restricted Participant” means a person who sells Company Stock to the Plan in a Qualifying Sale or the spouse, brother, sister, ancestor or lineal descendant of such a person.  Restrictions shall not apply to a lineal descendant who is not a 25-Percent Shareholder if the aggregate amount allocated to the benefit of all such lineal descendants during the period described in subparagraph (b) does not exceed by more than 5 percent of the Special Assets held by the Plan that are attributable to a Qualifying Sale by a relative of such lineal descendants (within the meaning of Code Section 267(c)(4)).

(iv)                              “25-Percent Shareholder” means a person who, under applicable regulations, owns directly or indirectly more than 25 percent of the following:

(A)                              Any class of outstanding stock of the Company or any corporation affiliated with the Company under Code Section 409(l)(4); or

(B)                                The total value of any class of outstanding stock of the Company or any affiliated corporation.

(b)                                 No Special Asset shall be allocated to a restricted Participant during the period that begins on the date the Company Stock is purchased in a Qualifying Sale and ends on the later of the following:

(i)                                     The tenth anniversary of the Qualifying Sale.

(ii)                                  The date of the final allocation attributable to payment of an Exempt Loan that financed the purchase of Company Stock in a Qualifying Sale.

(c)                                  No Special Asset shall be allocated to a Participant who is a 25-Percent Shareholder during the 12-month period ending on the date of a Qualifying Sale, or to any other 25-Percent Shareholder on any date on which Special Assets are allocated.  An allocation of Special Assets before a Participant becomes a 25-Percent Shareholder shall remain unchanged.

3.7                                 Participant Contributions

(a)                                  Voluntary Contributions

The Plan does not permit (or require) Participant voluntary contributions.

(b)                                 Rollover Contributions

The Plan does not permit Participants to make rollover contributions to the Plan.

ARTICLE 4

PARTICIPANT VESTING

4.1                                 Vesting Schedule

(a)                                  Regular Vesting Formula

Except as provided in subsections (b) through (d) of this Section 4.1, a Participant’s Account shall be vested based on the Participant’s Years of Service as follows:

Years of Service	Percent Vested

Less than 2	0%
2	20%
3	40%
4	60%
5	80%
6 or more	100%

(b)                                 Retirement, Disability or Death

The Account of a Participant who is employed by the Employer on or after his Normal Retirement Date is 100 percent vested.

If a Participant’s employment with the Employer terminates as a result of death or Disability, the Participant’s Account is 100 percent vested.  If a Participant dies while performing military service for which the Participant would have employment rights with Employer protected by law upon return from the military service, the Participant’s Account is 100 percent vested.

(c)                                  Special Vesting Provision

The Account of a Participant shall be 100 percent vested if all of the following apply to the Participant’s Separation from Service:

(i)                                     The Separation from Service was involuntary.

(ii)                                  The Separation from Service was not the result of any misconduct or job performance on the part of the Participant.

(iii)                               The Separation from Service occurred on or after September 1, 2008, and on or before March 31, 2010.

(d)                                 Vesting Following Reemployment

If a Participant is partially vested and Separates from Service and receives a distribution of his or her total vested Account balance and then is reemployed as an Employee, the vested portion of his or her Account following reemployment shall be determined at any relevant time according to the following formula:

X = P (AB + D) – D; where:

“X” is the amount of the vested portion of the Account at the relevant time;

“P” is the vested percentage at the relevant time;

“AB” is the account balance at the relevant time; and

“D” is the amount of the distribution.

4.2                                 Forfeitures

(a)                                  Forfeiture of Account

A Participant who has a Separation from Service shall only be entitled to receive a distribution of the portion of his or her Account that is vested, and any unvested portion of the Account and Years of Service shall be forfeited, as provided in this section.

The unvested portion of such Participant’s Account shall be forfeited upon the earlier to occur of the following:

(i)                                     A Forfeiture Break-in-Service.

(ii)                                  A complete distribution of the Participant’s vested Account.

If a Participant is 0 percent vested in his or her Account, then he or she shall be deemed to have received a complete distribution of his or her Account on his or her date of Separation from Service.

A Participant will not forfeit any portion of his Account balance for any other reason or cause except as expressly provided by this Section or as provided under Section 10.7(k)(ii).

(b)                                 Forfeiture of Service

In the event a non-vested Participant incurs a Forfeiture Break-in-Service, his or her Years of Service preceding the Forfeiture Break-in-Service shall be disregarded and forfeited after the Forfeiture Break-in-Service.

(c)                                  Reinstatement of Forfeited Amounts

If a former Participant is reemployed as an Employee before incurring a Forfeiture Break-in-Service and the nonvested portion of his or her Account has been forfeited, the nonvested portion of the Participant’s Account shall be reinstated, unadjusted for any interim earnings or losses of the Trust Fund.

The amount to be reinstated shall be derived from forfeitures and, if necessary, from additional contributions from the Employer.

ARTICLE 5

ACCOUNT ADMINISTRATION

5.1                                 Accounts

The Committee shall keep a separate Account for each Participant, and such subaccounts as may be necessary to administer the Plan.  The Committee shall also maintain the Unallocated Account, which shall hold Leveraged Company Stock that has not been allocated to Participants’ Accounts pursuant to Section 3.4(b).

5.2                                 Diversification of Participant’s Account

Except as provided in this Section, a Participant does not have the right to direct the Trustee with respect to the investment of the Participant’s Account.  For each Plan Year of a Qualified Participant’s Qualified Election Period the Qualified Participant may diversify the Participant’s Account by directing the investment of a number of shares of Company Stock that is the difference between 25 percent of the total number of shares of Company Stock that have ever been allocated to the Account on or before the most recent Plan allocation date, and the number of shares of Company Stock previously diversified under this Section.  For the last Plan Year in the Participant’s Qualified Election Period, 50 percent will be substituted for 25 percent in the immediately preceding sentence.  The Qualified Participant must submit any direction to the Committee in writing, in accordance with procedures established by the Committee, no later than 90 days after the close of the Plan Year to which the direction applies.

The shares covered by the direction will be liquidated and the proceeds will be transferred to the ESCO Corporation 401(k) Plan and invested under the 401(k) Plan in accordance with the Participant’s directions.  The transfer will be completed no later than 180 days after the close of the Plan Year to which the direction applies.  The amounts transferred to the 401(k) Plan shall be held and distributed under the terms of the 401(k) Plan.

5.3                                 Participant Voting Rights — Company Stock

(a)                                  With respect to Company Stock held in a Participant’s (or Beneficiary’s) Account that are not part of a registration-type class of securities (as defined in Code Section 409(e)(4)), the Participant or Beneficiary has the right to direct the Trustee regarding the voting of such Company Stock allocated to his or her Account with respect to any corporate matter submitted to holders of Company Stock for a vote which involves the approval or disapproval of any corporate merger or consolidation, recapitalization, reclassification, liquidation, dissolution, sale of substantially all assets of a trade or business, or such similar transaction as the Department of Treasury may prescribe in Regulations.  On other corporate matters submitted to holders of Company Stock for a vote, the Trustee shall properly vote such Company Stock which is held in a Participant’s (or Beneficiary’s) Account, in its sole discretion, in a manner that is in the best interests of the Participants (and Beneficiaries).  A Participant or Beneficiary has the right to direct the Trustee regarding the voting of Company Stock allocated to the Participant’s (or Beneficiary’s) Account which is part of a registration-type class of securities, with respect to all corporate matters submitted to holders of such Company Stock for a vote of stockholders.  The Trustee shall vote, in the Trustee’s sole discretion, all allocated Company Stock for which it has not received a valid direction from a Participant or Beneficiary and all unallocated Company Stock in a manner that is in the best interest of the Participants (and Beneficiaries).

For each vote that is subject to direction of the Participants (or Beneficiaries), the Company shall provide each Participant or Beneficiary with proxy solicitation materials or other notices or information statements which are distributed to Company shareholders, together with a form requesting confidential instructions as to the manner in which Company Stock allocated to the Participant’s (or Beneficiary’s) Account are to be voted.  Reasonable means shall be employed to provide confidentiality with respect to the voting by such Participant or Beneficiary, it being the intent of this provision of this Section to ensure that the Company (and its directors, officers, Employees and agents) cannot determine the direction given by any Participant or Beneficiary.  Such instructions shall be in such form and shall be filed in such manner and at such time as the Committee may prescribe.

(b)                                 With respect to Company Stock held in the Unallocated Account which is part of a registration-type class of securities, the Trustee shall properly vote such Company Stock which is held in the Unallocated Account for or against any proposal, in its sole discretion.  If all Company Stock are held in the Unallocated Account on the record date when a matter is submitted to a vote of the Company’s shareholders, the Trustee, shall properly vote such Company Stock for or against any proposal, in its sole discretion.

(c)                                  Notwithstanding any provision contained in this Section, the Trustee shall disregard directions that are imprudent or would result in a violation of Plan terms or ERISA, and shall vote the shares in the Trustee’s sole discretion in a manner that is in the best interest of the Participants (or Beneficiaries).

5.4                                 Tender Offers

Notwithstanding any other provisions of the Plan to the contrary:

(a)                                  If any person shall make a Tender Offer to acquire (by purchase or exchange) Company Stock that is held in the Trust, the following shall apply:

(i)                                     The Committee shall ensure that the materials made available to shareholders generally in connection with the Tender Offer, and materials for instructing the Trustee concerning the tender of Company Stock allocated to the Participant’s (or Beneficiary’s) Account, are provided to each Participant or Beneficiary.  The Trustee shall accept or reject the Tender Offer with respect to the full and fractional shares of Company Stock allocated to a Participant’s (or Beneficiary’s) Account in accordance with the instructions of the Participant or Beneficiary that are properly and timely submitted to the Trustee.

(ii)                                  Notwithstanding paragraph (i) above, if the Trustee fails to receive proper and timely instructions from a Participant or Beneficiary, the Trustee shall tender or not tender, in its sole discretion, such allocated shares.

(iii)                               The Trustee shall tender or not tender, in its sole discretion, full and fractional shares of Company Stock that have been acquired by the Plan and are not yet allocated.

(iv)                              The Trustee shall disregard instructions concerning tender of shares that are imprudent or would result in a violation of ERISA.

(b)                                 If any Tender Offer is accepted (in whole or in part) pursuant to subsection (a), the Trustee shall have the power to transfer Company Stock in order to effect such acceptance.

(c)                                  For purposes of this Section, “Tender Offer” shall mean any offer to acquire Company Stock that is subject to either Section 13(e) or 14(d) of the Securities Exchange Act, and which under applicable rules and regulations is required to be the subject of a filing with the Securities and Exchange Commission on either Schedule 13E-4 or Schedule 14D-9.

5.5                                 Securities Law Requirements

The Plan is intended to comply with requirements that permit an exemption from liability under Section 16(b) of the Securities Exchange Act to be obtained for any transaction that is reportable under Section 16(a) of the Securities Exchange Act.  This Section 5.5 shall apply only if and to the extent necessary to preserve the exemption from Section 16(b) liability for the Company Stock transactions of Participants hereunder in accordance with the Section 16(b) rules as they apply to qualified plan transactions.  The Committee shall prescribe such restrictions and procedures as it deems necessary to comply with the requirements of the Section 16(b) rules, and to prohibit transactions under the Plan which would create liability under such Section 16(b) rules.  The Plan shall be administered in accordance with such restrictions and procedures, notwithstanding any Plan term to the contrary.

5.6                                 Account Statements

The Plan will provide a Participant or a Beneficiary with a statement of the value of his or her Account at least once each year.  The Plan will provide a Qualified Participant with a statement of the value of his or her Account at least once each calendar quarter during the Qualified Election Period.  Such statement shall be written in a manner calculated to be understood by the average Plan Participant, showing on the basis of the latest available information:

(a)                                  the total benefits accrued;

(b)                                 the nonforfeitable benefits, if any, which have accrued, or the earliest date on which benefits will become nonforfeitable;

(c)                                  the value of each investment to which assets in the Account have been allocated, determined as of the most recent Valuation Date;

(d)                                 an explanation of any limitations or restrictions on any right of the Participant or Beneficiary to direct an investment;

(e)                                  an explanation of the importance, for the long-term retirement security of Participants and Beneficiaries, of a well-balanced and diversified investment portfolio, including a statement of the risk that holding more than 20 percent of a portfolio in the security of one entity may not be adequately diversified; and

(f)                                    a notice directing the Participant or Beneficiary to the Internet website of the Department of Labor for sources of information on individual investing and diversification.

ARTICLE 6

TIME AND METHOD OF PAYMENT OF BENEFITS

6.1                                 Time of Payment of Vested Account Balance

Time of payment of benefits is based on the amount of a Participant’s vested Account balance and an election by the Participant or Beneficiary in accordance with procedures established by the Committee.

(a)                                  Account Balance Does Not Exceed $1,000

(i)                                     Participants Prior to June 1, 2008

For any individual who became a Participant in the Plan prior to June 1, 2008, if the Participant’s vested Account balance does not exceed $1,000.00 as of the end of the calendar quarter in which the Participant incurs a Separation from Service, the Committee shall direct the Trustee to distribute the Participant’s vested Account balance in a lump sum payment as soon as administratively practicable after the end of the calendar quarter in which the Participant incurs the Separation from Service.

(ii)                                  Participants On and After June 1, 2008

For any individual who becomes a Participant in the Plan on or after June 1, 2008, if the Participant’s vested Account balance does not exceed $1,000.00 at the end of the calendar year in which the Participant incurs a Separation from Service, the Committee shall direct the Trustee to distribute the Participant’s vested Account balance in a lump sum payment as soon as administratively practicable after the end of the calendar year in which the Participant incurs the Separation from Service.

(b)                                 Account Balance Exceeds $1,000

A Participant who has Separated from Service or a Beneficiary, who has a vested Account balance that exceeds $1,000, may apply, in writing in accordance with procedures established by the Committee, for a distribution of his or her vested Account.

(i)                                     If such Participant or Beneficiary elects to receive a distribution, and he or she is entitled to receive a distribution due to Separation from Service by reason of death, Disability or Retirement, the Committee will direct the Trustee to commence distribution of the Participant’s vested Account balance, pursuant to the Participant’s election, no later than one year after the last day of the Plan Year in which the Separation from Service occurs, or as soon as reasonably practicable after the date the Participant or Beneficiary requests the distribution, if later.

(ii)                                  If such Participant or Beneficiary elects to receive a distribution, and he or she is entitled to receive a distribution due to Separation from Service by reason other than death, Disability or Retirement, the Committee will direct the  Trustee to commence distribution of the Participant’s vested Account balance, pursuant to the Participant’s election, no later than the later of one year after:

(A)                              the last day of the Plan Year in which the Separation from Service occurs; or

(B)                                the last day of the Plan Year in which an Exempt Loan (if any) is repaid in full (but only to the extent that the Account holds Leveraged Company Stock related to such Exempt Loan); or

as soon as reasonably practicable after the date the Participant or Beneficiary requests the distribution, if later.

6.2                                 Method of Payment of Vested Account Balance that Exceeds $1,000

(a)                                  Death, Disability, or Retirement

If a Participant or Beneficiary elects to receive a distribution of his or her Account balance, and is entitled to receive a distribution due to Separation from Service by reason of death, Disability or Retirement, and his or her vested Account balance exceeds $1,000 as of the end of the calendar quarter immediately prior to the calendar quarter which includes the elected commencement date, he or she shall receive a single lump sum distribution.

(b)                                 Other Separation from Service When Account Balance Does Not Exceed $20,000

If a Participant or Beneficiary elects to receive a distribution of his or her Account balance, and is entitled to receive a distribution due to Separation from Service by reason other than death, Disability or Retirement, and his or her vested Account balance exceeds $1,000, but does not exceed $20,000, as of the end of the calendar quarter immediately prior to the calendar quarter which includes the elected commencement date, he or she shall receive a single lump sum distribution.

(c)                                  Other Separation from Service When Account Balance Exceeds $20,000

If a Participant or Beneficiary elects to receive a distribution of his or her Account balance, and is entitled to receive a distribution due to Separation from Service by reason other than death, Disability or Retirement, and his or her vested Account balance exceeds $20,000, as of the end of the calendar quarter immediately prior to the calendar quarter which includes the elected commencement date, he or she shall receive his or her distribution in substantially equal installments annual installments over a period of five years.

If the Participant’s vested Account balance exceeds $800,000 at the time payment commences, the period over which substantially equal installments are made shall be increased by one year for each $160,000 or fraction thereof by which the value of the Account exceeds $800,000.  The dollar amounts in the preceding sentence shall be adjusted for cost-of-living under Section 415(d) of the Code.

Installment payments under this Section 6.2(c) shall continue to be paid in accordance with the original schedule regardless of the vested Account balance remaining to be paid at any time.

6.3                                 Medium of Payment of Vested Account Balance

(a)                                  Company Stock that is Not Publicly Traded

If shares of Company Stock held in a Participant’s Account are not Publicly Traded, the Trustee will make all distributions under the Plan in cash, unless the Participant or Beneficiary elects otherwise.

The Participant or Beneficiary may elect in writing to have all benefits distributed in Company Stock.  However, in the event of such an election, any balance in a Participant’s Account that is not Company Stock shall be applied to provide whole shares of Company Stock for distribution, and the Trustee shall pay in cash any fractional share of Company Stock.  In the event distribution is made in the form of shares of Company Stock and the Participant exercises his or her put option pursuant to Section 7.1, such shares upon repurchase by the Company shall be valued at the same value as the shares of Company Stock held under the Plan.

(b)                                 Publicly Traded Company Stock

If Company Stock held in a Participant’s Account is Publicly Traded, all distributions of such Company Stock will be made in whole shares of Company Stock, with any fractional shares distributed in cash.  Any balance in a Participant’s Account that is not Company Stock shall be applied to provide whole shares of Company Stock for distribution.

6.4                                 Minimum Distribution Requirements

(a)                                  General Rule

Notwithstanding any other provision of the Plan, all Plan distributions will commence no later than a Participant’s Required Beginning Date and comply with Code Section 401(a)(9), an in accordance with Sections 1.40l(a)(9)-2 through 1.40l(a)(9)-9 of the Treasury Regulations.  In addition, the benefit payments distributed to any Participant will satisfy the incidental death benefit provisions under Code Section 401(a)(9)(G) and Treasury Regulation Section 1.40l(a)(9)-5(d).

(b)                                 Required Beginning Date

The Required Beginning Date of a Participant (other than a 5 percent owner) is the April 1 of the calendar year following the later of:

(i)                                     the calendar year in which the Participant attains age 70½; or

(ii)                                  the calendar year in which the Retirement of the Participant occurs.

In the case of a Participant who is a 5 percent owner, the Required Beginning Date is April 1 following the close of the calendar year in which the Participant attains age 70½.  For purposes of this Section 6.4, the term “5 percent owner” shall have the meaning as defined in Code Section 416(i).

(c)                                  Benefits During Participant’s Lifetime

Prior to the death of a Participant, such Participant’s entire Account shall be distributed or, at a minimum, begin to be distributed no later than the Participant’s Required Beginning Date.  Benefits will be paid using the method of payment applicable under Section 6.2.

(d)                                 Death Benefits

If the Participant dies before distribution of his or her Account begins, distribution will commence as follows:

(i)                                     If the Participant’s surviving Spouse is the Participant’s sole designated Beneficiary, then distributions to the surviving Spouse will begin no later than December 31 of the calendar year immediately following the calendar year in which the Participant died, or by December 31st of the calendar year in which the Participant would have attained age 70½, if later.

(ii)                                  If the Participant’s surviving Spouse is not the Participant’s sole designated Beneficiary, then distributions to the designated Beneficiary will begin no later than December 31 of the calendar year immediately following the calendar year in which the Participant died.

(iii)                               If there is no individual who is a designated Beneficiary as of September 30th of the year following the year of the Participant’s death, then the Participant’s entire interest will be distributed to the Participant’s Beneficiary no later than December 31 of the calendar year containing the fifth anniversary of the Participant’s death.

(iv)                              If the Participant’s surviving Spouse is the Participant’s sole designated Beneficiary and the surviving Spouse dies after the Participant but before distributions to the surviving Spouse begin, then this Section 6.4(d), other than Section 6.4(d)(i), will apply as if the surviving Spouse were the Participant.

If the Participant dies before distribution of his or her Account begins pursuant to Section 6.4(c), benefits will be paid using the method of payment applicable under Section 6.1(b) (or in a single lump sum, at the election of the Beneficiary).  If the Participant dies after distribution of his or her Account begins pursuant to Section 6.4(c), distributions will continue to the Participant’s Beneficiary in accordance with the method of payment in effect at the Participant’s death (or in a single lump sum, at the election of the Beneficiary).

6.5                                 Benefits for Participants Who Have Separated from Service

The amount of benefit payable to a Participant or Beneficiary, the time benefits begin to a Participant or Beneficiary and the method of payment shall be determined under the terms of the Plan in effect at the time benefits begin, except to the extent required by ERISA or the Code or otherwise provided in the Plan.

6.6                                 Direct Rollovers

(a)                                  General Rule

A Participant, Spouse Beneficiary, Spouse or former Spouse Alternate Payee, or non-Spouse Beneficiary (each referred to as a “Distributee”) who elects a lump sum distribution or elects installments over a period shorter than ten years may direct the Committee to pay part or all of the benefit to a trustee or custodian of another Eligible Retirement Plan that accepts such directed rollovers, subject to the following provisions:

(i)                                     A Distributee may not request a directed rollover of an amount required to be distributed due to the minimum required distribution rules of Section 6.4.

(ii)                                  The rollover of any one eligible rollover distribution from any one Account in the Plan may not be directed to more than one plan or IRA.

(iii)                               A Distributee may not request a directed rollover of an amount distributed if the total amount of eligible rollover distributions for the Plan Year is expected to total less than $200.

(iv)                              A rollover direction regarding installments shall apply to all installments, unless the direction is changed by the Distributee.

(v)                                 An “Eligible Retirement Plan” means any of the following entities that accepts the eligible rollover distribution:

(A)                              an individual retirement account described in Code Section 408(a);

(B)                                an individual retirement annuity described in Code Section 408(b);

(C)                                an annuity plan described in Code Section 403(a);

(D)                               a qualified plan described in Code Section 401(a);

(E)                                 an annuity contract described in Code Section 403(b);

(F)                                 an eligible plan under Code Section 457(b) that is maintained by a state, political subdivision of a state, or any agency or instrumentality of a state or political subdivision of a state which agrees to separately account for amounts transferred into such plan from the Plan; and

(G)                                A Roth IRA described in Code Section 408A.

(vi)                              A Distributee may elect that all or a portion of the distribution eligible for direct rollover be directly rolled over (in accordance with rules established by the Committee), provided that such amount directly rolled over may not be less than the minimum amount prescribed by the Committee in accordance with applicable Treasury Regulations.

(vii)                           No amount will be directly rolled over pursuant to this Section 6.6 unless the Distributee provides the Committee by such deadline as the Committee shall prescribe, such information as it shall require:

(A)                              to determine that the amount directly rolled over will be received by an Eligible Retirement Plan that will accept the rollover; and

(B)                                to make the rollover and make such reports and keep such records as are required under applicable law.

The Committee may rely on any information provided by the Distributee and shall not be required to verify any such information.

(viii)                        A non-Spouse Beneficiary may only elect a direct rollover to an IRA or Roth IRA as provided in Code Section 402(c)(11).

(ix)                                The Committee shall select the manner in which to make the direct rollover.

(x)                                   Any amount directly rolled over in accordance with this Section 6.6 shall be a distribution from the Plan and shall discharge any liability to the Distributee under the Plan to the same extent as a payment directly to the Distributee.

(xi)                                No amount shall be directly rolled over pursuant to this Section 6.6 unless and until it would otherwise be distributed or paid to the Distributee and all consents and elections required to make the distribution have been obtained.

(b)                                 Notice to Participants

The Committee shall furnish each Distributee eligible for a direct rollover under this Section 6.6 with an explanation of the right to defer start of payment to the Normal Retirement Date and the consequences of failing to defer payment, the right to elect a direct rollover and applicability of mandatory withholding if a direct rollover is not elected, and the applicable rules on rollover and taxation of the distribution as required by Code Section 402(f).  The explanation shall clearly indicate that the Distributee has a right to defer a benefit election for 30 days.  A Distributee may waive the 30-day period by affirmative election.  If the Distributee fails to elect a direct rollover by the applicable deadline, then the entire amount of the eligible rollover distribution shall be distributed or paid directly to the Distributee as otherwise provided in the Plan.

6.7                                 Tax Reporting

A distribution from the Plan shall be reported as taxable income to the recipient to the extent required under applicable federal and state income tax reporting requirements, as determined by the Trustee.

ARTICLE 7

REPURCHASE OF COMPANY STOCK

7.1                                 Put Option

If Company Stock held in the Participant’s account is not Publicly Traded when distributed or is subject to a trading limitation (within the meaning of Section 54.4975-7(b)(10) of the Treasury Regulations) the holder of a distribution of shares of Company Stock is entitled to require the Company to buy some or all shares as follows:

(a)                                  The Company Stock must be held by a Participant, former Participant, Beneficiary, or a person who received the stock by gift from or by reason of the death of such a Participant or Beneficiary, or by the trustee of custodian of an individual retirement account or other Eligible Retirement Plan of any of the above persons.  The holder may elect to sell the Company Stock up to 60 days after it is distributed.

(b)                                 If the holder does not sell all the stock under (a), the Company must notify the holder of the value of the Company Stock as of the end of the Plan Year in which the 60-day period ends.  The holder may then elect to sell any remaining Company Stock within 60 days after the first anniversary of the first day of the first 60-day period.

(c)                                  If the holder elects to sell Company Stock under (a) or (b), but the buyer is unable to buy because of a prohibition under applicable federal or state law, the buyer may elect either to extend the 60-day period until the prohibition does not apply or to allow the holder to elect to sell within 60 days after the next first anniversary of the first day of the first 60-day period.

(d)                                 The Company may grant the Trust an option to assume the obligations of the Company to buy the Company Stock if the Trust has sufficient available assets to do so.  The Company may grant such option any time before the closing of the sale by delivering to the Trustee a notice authorizing the Trust to make the purchase.  In that event, the Committee shall determine whether or not to exercise the option and the method of payment under Section 7.4.

(e)                                  The price and terms of payment shall be as provided under Section 7.4.

7.2                                 Restriction on Company Stock

Except upon the prior written consent of the Company, no Participant or Beneficiary may sell, assign, give, pledge, encumber, transfer or otherwise dispose of any Company Stock distributed by the Trustee which is not Publicly Traded and which is owned or subsequently acquired by the Participant or Beneficiary unless he or she complies with the terms of this Article 7.  If a Participant or Beneficiary pledges or encumbers any

Company Stock with the required prior written consent, any security holder’s rights with respect to such Company Stock are subordinate and subject to the rights of the Company.

Certificates for Company Stock distributed to Participants or Beneficiaries, may contain a legend concerning restrictions on transfer and encumbrance.

7.3                                 Lifetime Transfer and Right of First Refusal

If any Participant or Beneficiary who receives Company Stock under the Plan which is not Publicly Traded desires to dispose of any Company Stock for any reason during his or her lifetime (whether by sale, assignment, gift or any other method of transfer), he or she first must offer the Company Stock for sale to the Company.  The Committee may require a Participant or Beneficiary entitled to a distribution of Company Stock to execute an appropriate stock transfer agreement evidencing the right of first refusal prior to receiving a certificate of Company Stock.

In the case of an offer by a third party to purchase Company Stock from a Participant, the Participant’s offer to the Company is subject to all the terms and conditions set forth in Section 7.4 based on the price equal to the Fair Market Value per share and payable in accordance with the terms of Section 7.4 unless the selling price and terms offered to the Participant by the third party are more favorable to the Participant than the selling price and terms of Section 7.4, in which case the selling price and terms of the offer of the third party apply.  The Company must give written notice to the offering Participant of its acceptance of the Participant’s offer within 14 days after the Participant has given written notice to the Company or the Company’s rights under this Section will lapse.  The Company may grant the Trust the option to assume the Company’s rights and obligations with respect to all or any part of the Company Stock offered to the Company under this Section.

Notwithstanding any provision to the contrary herein, the Trustee is prohibited from exercising this first right of refusal if the Fair Market Value at the time of exercise is higher than the last Valuation Date unless the Committee and the Trustee determine such action:

(a)                                  shall not have an adverse effect on the qualification of the Plan; and

(b)                                 is not a prohibited transaction under the Code and ERISA.

7.4                                 Payment of Purchase Price

If the Company (or the Trustee, at the direction of the Committee) purchases a Participant’s Company Stock which is not Publicly Traded pursuant to Sections 7.1 or 7.3, the purchaser(s) must pay the purchase price in lump sum or, if the distribution to the Participant or to a Beneficiary constitutes a Total Distribution, may pay the purchase price in substantially equal installments over a period not exceeding five years.  A “Total Distribution” to a Participant or to a Beneficiary is the distribution, within one taxable year of the recipient, of the entire balance to the Participant’s credit under the Plan.  In the case of a distribution which is not a Total Distribution or which is a Total Distribution with respect to which the purchaser(s) will make payment in lump sum, the purchaser(s) must pay the Participant or Beneficiary the Fair Market Value of the Company Stock purchased no later than 30 days after the date the Participant or Beneficiary exercises the option.  In the case of a Total Distribution with respect to which the purchaser(s) will make installment payments, the purchase price must be the Fair Market Value of the Company Stock purchased and the purchaser(s) must make the first installment payment no later than 30 days after the Participant or Beneficiary exercises the put option.  For installment amounts not paid within 30 days of the exercise of the put option, the purchaser(s) must evidence the balance of the purchase price by executing a promissory note, delivered to the selling Participant at the closing as defined in Section 7.5.  The note delivered at closing must bear a reasonable rate of interest, determined as of the closing date as defined in Section 7.5, and the purchaser(s) must provide adequate security.  The note must provide for equal annual installments with interest payable with each installment, the first installment being due and payable one year after the closing date.  The note further must provide for acceleration in the event of 30 days’ default of the payment on interest or principal and must grant to the maker of the note the right to prepay the note in whole or in part at any time or times without penalty; provided, however, the purchaser(s) may not have the right to make any prepayment during the calendar year or fiscal year of the Participant or Beneficiary in which the closing date occurs.

7.5                                 Definitions

For purposes of this Article 7:

(a)                                  The term “Fair Market Value” means the value of the Company Stock:

(i)                                     determined as of the date of the exercise of an option if the exercise is by a Disqualified Person; or

(ii)                                  in all other cases, determined as of the last day of the most recent calendar quarter.

The Trustee must determine Fair Market Value of Company Stock which is not Publicly Traded for all purposes of the Plan by engaging the services of an independent appraiser or independent financial advisor (“Independent Party”).  The Committee shall rely upon a determination of valuation of Company Stock made by the Independent Party selected by the Trustee.  The Committee shall rely upon the Independent Party selected by the Trustee to be independent as required by law, and qualified and experienced in preparing valuations of closely-held corporations for purposes of employee stock ownership plans.

(b)                                 The term “Notice” means any offer, acceptance of an offer, payment or any other communications.

(c)                                  The term “Beneficiary” includes the legal representative of a deceased Participant.

(d)                                 The term “Closing” means the place, date, and time (“closing date”) to which the selling Participant (or his Beneficiary) and purchaser may agree for purposes of a sale and purchase under this Article 7, provided closing must take place not later than 30 days after the exercise of an offer under Section 7.3.

7.6                                 Certain Rights with Respect to Company Stock

Except as otherwise provided in Sections 7.1 and 7.3, or as otherwise required by applicable law, no Leveraged Company Stock may be subject to a put, call, or other option, or a buy-sell or similar arrangement, while held by and after it is distributed from the Plan.

7.7                                 Trustee’s Put Option

To the extent permitted by applicable law, the Committee may authorize the Trustee to put the shares of Company Stock which is not Publicly Traded and which is held by the Trust to the Company to be purchased by the Company at the then Fair Market Value in the event that a distribution from a Participant’s Account is to be made in cash, or a distribution pursuant to Section 6.3, or the Trustee expects to incur Plan expenses which will not be paid directly by the Employer and the Trustee determines that the Trust has insufficient cash to make the anticipated distributions or pay Plan expenses.

7.8                                 Security Holder

Notwithstanding any provision herein, the Trustee shall not otherwise obligate itself to acquire Company Stock from a particular shareholder at an indefinite time determined upon the happening of an event such as, but not limited to, the death of a shareholder.

7.9                                 Provisions Non-Terminable

The provisions described in this Article 7 are non-terminable even if the Exempt Loan is repaid or the Plan ceases to be an employee stock ownership plan.

ARTICLE 8

LIMITATION ON CONTRIBUTIONS

8.1                                 Limitations on Allocations to Participants’ Accounts

Contributions to the Plan and other additions allocated to a Participant’s Account shall not exceed the limitations prescribed under Code Section 415 and the Treasury Regulations thereunder, which are incorporated herein by reference.  If the amount the Employer otherwise would contribute to the Plan, or the amount of Forfeitures, that would be allocated to a Participant’s Account would cause the annual additions for the limitation year to exceed the maximum permissible amount, the following shall apply:

(a)                                  First, the Employer will reduce the amount of its contribution before amounts are delivered to the Plan so the annual additions for the Participant’s Account for the limitation year will not exceed the maximum permissible amount, taking into account the expected allocation of Forfeitures.  Allocations to Accounts of other Participants shall not be affected by the reduction.

(b)                                 If the reduction of contributions is not adequate to comply with the limits, the allocation of Forfeitures to the Participant’s Account shall be reduced before the allocation is effective so that the annual additions for the Participant’s Account for the year will not exceed the maximum permissible amount.  The reduction amount shall be added to other Forfeitures to be allocated to Accounts of other Participants.

8.2                                 Elections Under Code Section 415

For purposes of Section 8.1:

(a)                                  Annual additions shall be determined in accordance with Treasury Regulations Section 1.415(c)-1(f)(2)(ii), which provides that annual additions shall be the lesser of:

(i)                                     the amount of Employer Contributions used to pay both principal and interest of an Exempt Loan for the limitation year, or

(ii)                                  the Fair Market Value of shares released from the Unallocated Account on account of repayment of such Exempt Loan and allocated to Participants Accounts for the limitation year.

(b)                                 The Committee shall reallocate the Employer Contributions and Forfeitures in accordance with Section 3.3 to the Accounts of Participants who are not highly compensated employees within the meaning of Code Section 414(q), to the extent necessary in order to satisfy the special exclusion in Treasury Regulations Section 1.415(c)-1(f)(3).

(c)                                  “Compensation” means the general definition of Compensation in Section 1.11.

ARTICLE 9

TOP-HEAVY PROVISIONS

9.1                                 Scope

Notwithstanding any Plan provision to the contrary, for any Plan Year in which the Plan is Top-Heavy within the meaning of Code Section 416(g), the provisions of this Article 9 shall govern to the extent they conflict with or specify additional requirements to the Plan provisions governing Plan Years which are not Top-Heavy.

9.2                                 Top-Heavy Status

(a)                                  Top-Heavy

This Plan shall be “Top-Heavy” if, as of the Determination Date, (1) the Present Value of Accrued Benefits of Key Employees, and/or (2) the sum of the Aggregate Accounts of Key Employees under this Plan and any plan of an Aggregation Group, exceeds 60 percent of the Present Value of Accrued Benefits or the Aggregate Accounts of all Participants under this Plan and any plan of an Aggregation Group, determined in accordance with Code Section 416(g) and regulations thereunder.

The Present Value of Accrued Benefits and/or Aggregate Account balance of a Participant who was previously a Key Employee but is no longer a Key Employee (or his or her Beneficiary), shall not be taken into account for purposes of determining Top-Heavy status.  Further, a Participant’s Present Value of Accrued Benefits and/or Aggregate Account balance shall not be taken into account if he or she has not performed services for the Employer at any time during the one-year period ending on the Determination Date.

(b)                                 Determination Date

Whether the Plan is Top-Heavy for any Plan Year shall be determined as of the Determination Date.  “Determination Date” means (a) the last day of the preceding Plan Year, or (b) in the case of the first Plan Year, the last day of such Plan Year.

(c)                                  Valuation Date

“Valuation Date” means, for purposes of determining whether the Plan is Top Heavy, the Determination Date instead of the meaning set forth in Article 1.

(d)                                 Aggregate Account

“Aggregate Account” means, with respect to a Participant, the sum of:

(i)                                     his or her Account balances as of the Valuation Date;

(ii)                                  contributions after the Valuation Date due as of the Determination Date; and

(iii)                               the distributions made with respect to the Employee under the Plan and any plan aggregated with the Plan under Code Section 416(g)(2) during the one-year period ending on the Determination Date.  The preceding sentence shall also apply to distributions under a terminated plan which, had it not been terminated, would have been aggregated with the Plan under Code Section 416(g)(2)(A)(i).  In the case of a distribution made for a reason other than Separation from Service, death, or Disability, such as hardship withdrawals, this provision shall be applied by substituting “five-year period” for “one-year period.”

(e)                                  Aggregation Group

The required “Aggregation Group” shall include any plan maintained by the Company or an Affiliate which covers a Key Employee and any other plan which enables such a plan covering a Key Employee to meet the requirements of Code Section 401(a)(4) or 410(b).  A permissive Aggregation Group shall include the required Aggregation Group of plans plus any other plan or plans of the Company or an Affiliate that, when considered as a group with the required Aggregation Group, would continue to satisfy the requirements of Code Sections 401(a)(4) and 410(b).

(f)                                    Present Value of Accrued Benefits

The “Present Value of Accrued Benefits” with respect to a defined benefit plan shall be based upon the Participant’s accrued benefits and the actuarial assumptions as determined under the provisions of the applicable defined benefit plan.

(g)                                 Key Employee

“Key Employee” means an Employee or former Employee (including any deceased Employee and his or her Beneficiaries) who at any time during the Plan Year containing the Determination Date is included in one of the following categories as within the meaning of Code Section 416(i) and applicable regulations and other applicable guidance issued thereunder:

(i)                                     an officer of the Employer whose annual aggregate Compensation from the Employer exceeds the dollar limitation, automatically adjusted to the maximum permissible amount, pursuant to Code Section 416(i)(1), provided that no more than 50 Employees shall be considered officers, or if less, the greater of 10 percent of the Employees or 3 Employees;

(ii)                                  an Employee who owns more than 5 percent of the Employer; or

(iii)                               an Employee who owns more than 1 percent of the Employer with annual aggregate Compensation from the Employer that exceeds $150,000.

9.3                                 Minimum Allocation

(a)                                  General Rule

For any Plan Year in which the Plan is Top-Heavy, the total Employer Contribution and any Forfeitures allocated to any non-Key Employee Participant’s Account shall not be less than 3 percent of such Participant’s Compensation.  However, if the Employer contributions and Forfeitures allocated to each Key Employee’s Account do not exceed 3 percent of his or her Compensation, such Employer contributions and Forfeitures for non-Key Employees are only required to equal the highest percentage of Compensation allocated to any Key Employee’s Accounts for that Plan Year under any defined contribution plans sponsored by the Employer.

The minimum contribution must be made on behalf of all non-Key Employee Participants who are employed on the last day of the Plan Year including non-Key Employees who declined to make any mandatory contributions to the Plan or enter into a contribution agreement.

(b)                                 Special Two Plan Rule

Where this Plan and a defined benefit plan belong to an Aggregation Group that is determined to be Top-Heavy, the minimum contribution required under subsection (a) above shall be increased to 5 percent.

Where the Plan and another defined contribution plan belong to an Aggregation Group that is determined to be Top-Heavy, the minimum contribution required under subsection (a) shall be made in the other plan.

(c)                                  Collective Bargaining Exception

Notwithstanding anything above to the contrary, no minimum contribution under subsection (a) shall be required on behalf of any Participant included in a unit covered by a collective bargaining agreement that provides for participation in the Plan.

9.4                                 Vesting

For any Top-Heavy Plan Year, the vesting provisions of Article 4 shall continue to apply to the extent not in conflict with the provisions of this Section 9.4.  A Participant who is credited with an Hour of Service while the Plan is Top-Heavy, or in any Plan Year after a Plan Year in which the Plan is Top-Heavy, and who has completed at least three Years of Service for vesting purposes shall be 100 percent vested in his Account balance and no amount may become forfeitable if the Plan later ceases to be Top-Heavy, nor may such amount be forfeited under Code Section 411(a)(3)(B) (relating to suspension of benefits upon reemployment). Such Account balance shall include benefits accrued before the Plan becomes Top-Heavy.

ARTICLE 10

ADMINISTRATION OF THE PLAN

10.1                           Plan Administrator

The Committee and Trustee shall have only those specific powers, duties, responsibilities and obligations provided to each under the Plan or the Trust, including as follows:

(a)                                  The Committee shall be the Plan Administrator and shall have sole authority and responsibility for the administration of the Plan as specified in the Plan and the Trust, and under the terms of ERISA.

(b)                                 The Committee shall have the sole authority to appoint and remove the Trustee selected under the Plan.

(c)                                  The Trustee shall have the responsibility for administration of the Trust and management of the assets held under the Trust as provided therein.

The Committee and Trustee may each rely upon any such information or direction from, or action of, each other as being proper under the Plan and the Trust, and each of them is not required to inquire into the propriety of any such direction, information or action.  Neither the Committee nor the Trustee guarantees the Trust in any manner against investment loss or depreciation in asset value.

10.2                           The Committee

(a)                                  General

(i)                                     The Chief Executive Officer of the Company (“CEO”) shall appoint a committee consisting of at least three members who are Employees, which shall be known as the “Committee.”  The Committee shall be responsible for the administration of the Plan, in accordance with its terms and ERISA, except for duties and responsibilities specifically vested in the Trustee.  The CEO shall have the right at any time, with or without cause, to remove any member or members of the Committee by providing a written notice of removal to each Committee member who is removed.  A member of the Committee may resign, effective upon delivery of a written resignation to the CEO.  A member of the Committee shall automatically be removed from the Committee effective on the date he or she is no longer an Employee.

(ii)                                  If, at any time, a vacancy exists in the membership of the Committee, the remaining member or members shall continue to act until such vacancy is filled by the Company.  All successor members of the Committee shall have the rights, privileges and duties of their predecessors, but shall not be held accountable for the acts of their predecessors.

(iii)                               To the extent required by ERISA, the CEO shall be responsible for periodically monitoring the performance of the Committee.  The CEO shall not participate in any Committee deliberations or decisions concerning the administration of the Plan, and shall not direct or veto any Committee actions with respect to the Plan, and shall not be responsible for any Plan administration, other than the appointment, monitoring and removal of Committee members.

(b)                                 Notice to Trustee of Committee Members

Promptly after the appointment of the original members, and any successor member of the Committee, the Committee shall notify the Trustee, in writing, as to the names of the persons appointed as members or successor members of the Committee.

(c)                                  Organization of Committee and Procedures

The Committee may act at a meeting by vote of a majority of those members in attendance (a majority of members shall constitute a quorum), or by writing without a meeting, by written assent of a majority of its members.  The Committee shall elect a chairman and a secretary.  The secretary may, but need not be, a member of the Committee.

The General Counsel of the Company shall be the Plan’s agent for service of legal process.  Any member of the Committee may sign any report required by law or other filing (including required and voluntary filings of any type) sent to any governmental agency, on behalf of all members of the Committee.

The Committee shall keep a record of all of its proceedings and shall keep or cause to be kept all books of account, records and other data as may be necessary or advisable in its judgment for the proper administration of the Plan, including records relating to each Participant’s service, Accounts, notifications to Participants, and annual reports to the Internal Revenue Service and the Department of Labor.  The Committee shall keep a record of all actions and forward all necessary communications to the Trustee, Company or Employer, Participants, Beneficiaries, Alternate Payees, providers of services to the Plan, and other interested parties, as the case may be.

The Committee may adopt such additional rules and procedures as it deems desirable for the conduct of its affairs and the administration of the Plan, provided that any such rules and procedures shall be consistent with the provisions of the Plan and ERISA.

(d)                                 Decisions Affecting a Member

Each member of the Committee shall be an Employee of one of the Employers.  Such status shall not disqualify the Committee member from taking any action hereunder or render him or her accountable for any distribution or other material advantage received by him or her under the Plan, provided that no member of the Committee who is a Participant shall take part in any action of the Committee or any matter involving solely his or her rights under the Plan.

(e)                                  Allocation and Delegation of Responsibilities

The members of the Committee may allocate their responsibilities among themselves and may designate any person (including without limitation an Employee), partnership or corporation, to carry out any of its responsibilities under the Plan or the Trust.  Any such allocation or designation shall be reduced to writing and such writing shall be kept with the records of the Plan.

The Committee may appoint such counsel (who may be counsel for any Employer), specialists, and other persons as it deems necessary or desirable in connection with the administration of the Plan.

(f)                                    Plan Interpretation and Records

The Committee shall have the duty and authority to interpret and construe the Plan in regard to all questions of eligibility, the status and rights of Participants and Beneficiaries under the Plan, and the manner, time and amount of payment of any distributions under the Plan.  Each Employer shall, from time to time, upon request of the Committee, furnish to the Committee and certify thereto as correct such data and information as the Committee shall require in the performance of its duties.

(g)                                 Exclusive Benefit

The members of the Committee, and each of them, shall discharge their duties with respect to the Plan (i) solely in the interest of the Participants and their Beneficiaries, and (ii) for the exclusive purposes of providing benefits to Participants and their Beneficiaries and of defraying reasonable expenses of administering the Plan.

(h)                                 No Compensation

No member of the Committee shall receive any compensation or fee for his or her services on the Committee, but may be reimbursed for reasonable and necessary expenditures incurred in the discharge of duties as a Committee member.

(i)                                     Reliance on Information

The Committee members shall be entitled to rely on all tables, valuations, certificates and reports made by record keepers, accountants or any other advisors and upon all opinions given by legal counsel.  The members of the Committee shall be fully protected in respect of any action taken or suffered by them in good faith in reliance upon any such record keeper, accountant, advisor or counsel, and all action so taken or suffered shall be conclusive upon all Participants and Beneficiaries under the Plan.

(j)                                     Investment Authority

The Company intends that the assets of the Plan be invested exclusively in Company Stock (except to the extent that cash or cash equivalents are necessary to provide liquidity necessary for administration of the Plan and Trust, as determined by the Committee).  The Committee shall have no authority to direct that the assets of the Trust be invested in any other investment vehicles.  The Trustee shall have the sole authority to determine if continued investment of Plan assets in Company Stock is imprudent or otherwise not in accordance with ERISA and any action to be taken under such circumstances.

(k)                                  Participant Election Procedures

Any election or request by an Eligible Employee or Participant required or permitted under the terms of the Plan shall be made in such manner, within such time and in accordance with such rules and procedures as prescribed by the Committee.  Without limiting the foregoing, the Committee shall from time to time prescribe requirements and procedures for all elections, which procedures may include, without limitation, through telephonic, voice response, or other electronic means, or the requirement of completing appropriate forms.

10.3                           Fees and Expenses

(a)                                  The Committee may direct the Trustee to pay or reimburse from the Trust all fees and expenses reasonably incurred by the Plan, to the extent such fees and expenses are for the ordinary and necessary administration and operation of the Plan, unless the Employer pays the fees and expenses.  If the Trustee cannot pay expenses reasonably incurred based upon the advice of legal counsel, the Employer shall pay such expenses.  Any fee or expense paid, directly or indirectly, by the Employer is not an Employer Contribution to the Plan, provided the fee or expense relates to the ordinary and necessary administration of the Plan.  If the Employer pays any fees or expenses that the Committee determines are expenses reasonably incurred by the Plan, and requests that the Committee direct the Trustee to reimburse the Employer for such expenses, the Committee may direct the Trustee to reimburse the Employer for such expenses paid by the Employer.  At the direction of the Committee, the Trustee may charge appropriate expenses directly to the Account of a Participant or Beneficiary (for example, in the case of expenses incurred in processing and administering a domestic relations order under Section 10.8).

(b)                                 If a Participant or Beneficiary takes a complete distribution of his or her Account balance pursuant to Article 6, and later becomes entitled to receive a follow-on distribution attributable to a trailing Dividend, the Trustee shall charge the Account of each such Participant or Beneficiary a fee equal to the actual cost to the Plan of providing such follow-on distribution, as determined by the Committee (or the total amount of the follow-on distribution, if less) before making such follow-on distribution.  The Trustee shall subsequently distribute only the amount of the follow-on distribution (if any) in excess of the fee so charged.  If as a result of charging such fee to the Account of a Participant or Beneficiary, the Account balance is reduced to $0.00, the amount of the fee shall be added to Forfeitures for the quarter in which it is charged, and allocated as if it were a Forfeiture pursuant to Section 3.3(b)(iv).  If after such fee is charged to the Account of a Participant or Beneficiary, there is a remaining Account balance, which is distributed in the follow-on distribution, the fee so charged shall be used to pay the cost actually incurred in making the follow-on distribution.

10.4                           Bonding and Insurance

To the extent required by law, every Committee member, every fiduciary of the Plan and every person handling Plan funds shall be bonded.  The Committee shall take such steps as are necessary to assure compliance with applicable bonding requirements.  The Committee may apply for and obtain fiduciary liability insurance insuring the Plan against damages by reason of breach of fiduciary responsibility at the Plan’s expense and insuring each fiduciary against liability to the extent permissible by law at the Employer’s expense.

10.5                           Commencement of Benefits

(a)                                  Conditions of Payment

Benefit payments under the Plan shall not be payable before the fulfillment of the following conditions:

(i)                                     the Committee has been furnished with such applications, proofs of birth or death, address, form of benefit election, spousal consent if required and other information the Committee deems necessary; and

(ii)                                  the Participant or Beneficiary is eligible to receive benefits under the Plan as determined by the Committee.

The Committee may rely upon all such information so furnished it, including the Participant’s or Beneficiary’s current mailing address.

If the information required in this Section 10.5(a) is not available prior to such date, the amount of payment will not be ascertainable, and the Participant will be deemed to have elected not to commence his or her benefit.  In such event, the commencement of payment shall be delayed until a reasonable time after the date the amount of such payment is ascertainable.

The Committee shall direct the Trustee to make all payments under the Plan.

(b)                                 Commencement of Payment

Notwithstanding any provision of the Plan to the contrary, unless a Participant elects otherwise or is deemed to have elected otherwise, the payment of benefits shall begin no later than 60 days after the end of the Plan Year in which the latest of the following occurs:

(i)                                     the Participant’s Normal Retirement Date;

(ii)                                  the tenth anniversary of the date the Participant commenced participating in the Plan; or

(iii)                               the Participant has a Separation from Service;

provided that payments shall not begin later than the Participant’s Required Beginning Date.

10.6                           Claims Procedure

Claims for benefits shall be administered in accordance with the procedures set forth in this Section 10.6 and any additional written procedures that may be adopted from time to time by the Committee.

(a)                                  Submission of Claim

A claim for benefit payment shall be considered filed when a written request is submitted to a Claims Administrator in the corporate human resources office.  The Claims Administrator shall respond to a claim in writing or electronically.  An authorized representative may act on behalf of a Participant or Beneficiary (hereinafter “Claimant”) who claims benefits.

The Committee shall designate one or more persons on the Company’s human resource staff as “Claims Administrator(s)” and authorize such individuals to make claims determinations.

(b)                                 Procedures for Adverse Determinations

Adverse determinations for claims for benefits will be resolved using the following procedures:

(i)                                     Notice of Denial

Any time a claim for benefits is wholly or partially denied, the Claimant shall be given written or electronic notice of such action within 90 days after the claim is filed unless special circumstances require an extension of time for processing.  If there is an extension, the Claimant shall be notified of the extension and the reason for the extension within the initial 90-day period.  The extension shall not exceed 180 days after the claim is filed.

The denial notice will indicate (A) the reason for denial; (B) the specific provisions of the Plan on which the denial is based; (C) an explanation of the claims appeal procedure including the time limits applicable to the procedure and a statement of the Claimant’s right to bring a civil action under ERISA Section 502(a); and (D) a description of any additional material or information necessary to perfect the claim and an explanation of why such material or information is necessary.

(ii)                                  Request for Review

Any person who has had a claim for benefits denied by the Claims Administrator, who disputes the benefit determination or who is otherwise adversely affected by action of the Claims Administrator, shall have the right to appeal the claim to the Committee.  The Committee shall provide a full and fair review of the appeal that takes into account all comments, documents, records and other information submitted relating to the claim, without regard to whether the information was previously submitted or considered in the initial benefit determination.  The review of the appeal will not afford deference to the initial consideration of the claim.

Such appeal of a claim must be in writing, and must be made within 60 days after the Claimant is advised of the Claims Administrator’s action.  If written request for appeal is not made within such 60-day period, the Claimant shall forfeit his or her right to appeal the claim.

The Claimant shall be provided, upon request and free of charge, reasonable access to, and copies of, all documents, records and other information relevant to the claim.  The Claimant may submit written comments, documents, records and other information relating to the claim.

(iii)                               Review of Claim

If the Claimant files a timely written request for review of a denial of a claim for benefits, then the Committee shall review the claim.  The Committee may hold a hearing, if it deems it necessary, and shall issue a written decision reaffirming, modifying or setting aside the initial determination by the Claims Administrator within a reasonable time and not later than 60 days after receipt of the written request for review, or 120 days if special circumstances, such as a hearing, require an extension.  If an extension is required, the Claimant shall be notified in writing or electronically within the initial 60-day period of the extension, the special circumstances requiring the extension and the date by which the Plan expects to render a determination.  The Committee may authorize one or more members of the Committee to act on behalf of the full Committee to review and decide claims.

A copy of the decision shall be furnished to the Claimant.  The decision shall set forth the specific reasons for the decision and specific Plan provisions on which it is based, a statement that the Claimant is entitled to receive, upon request and free of charge, reasonable access to, and copies of, all documents, records and other information relevant to the claim, and a statement of the Claimant’s right to bring a civil action under ERISA Section 502(a), noting the limitation under Section 10.6(c).  The decision shall be final and binding upon the Claimant and all other persons involved.

(c)                                  Civil Actions Under ERISA Section 502(a)

A civil action under ERISA Section 502(a) may not be filed with respect to a claim for benefits under the Plan until the claims procedures and review procedures of this Section 10.6(c) have been satisfied.  The civil action may not be brought on or after the date that is one year after the date that the final decision under Section 10.6(b)(iii) is made with respect to the claim.

10.7                           Plan Administration - Miscellaneous

(a)                                  Limitations on Assignments

Benefits under the Plan cannot be assigned, sold, transferred, or encumbered, in whole or in part, either directly or by operation of law or otherwise, and any attempt to do so shall be void.  Notwithstanding the foregoing, a benefit may be rolled over pursuant to Section 6.6.  The interest of a Participant in benefits under the Plan shall not be subject to debts or liabilities of any kind, and shall not be subject to attachment, garnishment or other legal process, except as provided in Section 10.8 relating to Qualified Domestic Relations Orders or otherwise permitted by law.

Notwithstanding the foregoing provisions of this Section 10.7(a), a benefit payable under the Plan may be offset as part of the satisfaction of a judgment or agreement made or entered on or after August 5, 1997, that arises from conviction of a crime involving the Plan, a civil judgment in connection with a violation of ERISA or a settlement agreement between the Participant and the Department of Labor or Pension Benefit Guarantee Corporation in connection with an ERISA fiduciary breach, in accordance with Code Section 401(a)(13)(C).

(b)                                 Masculine and Feminine, Singular and Plural

Whenever used herein, words in one gender shall include the opposite gender, the singular shall include the plural and the plural shall include the singular, whenever the context plainly requires.

(c)                                  No Additional Rights

Neither anything contained in the Plan, nor any modification of the same or act done in pursuance hereof, shall be construed as giving any person any legal or equitable right against the Committee, the Employer, the Company, the Trustee or the Trust, unless specifically provided herein.  Neither the establishment of the Plan and Participant Accounts, nor any action of the Employer or the Committee, shall be held or construed to confer upon any person any right to be continued as an employee, or, upon dismissal, any right or interest in the Trust other than as herein provided.  The Employer expressly reserves the right to discharge any employee at any time.

(d)                                 Governing Law

To the extent that state law is not preempted by ERISA or any other law of the United States, the Plan and all rights hereunder shall be governed, construed and administered in accordance with the laws of the State of Oregon, with the exception that any Trust agreement which may constitute a part of the Plan shall be construed and enforced in all respects under and by the laws of the state specified in the Trust agreement.  Venue for any dispute arising under the Plan shall be the applicable state or federal court in Portland, Oregon (Federal District Court for the District of Oregon or Multnomah County Circuit Court).

(e)                                  Disclosure to Participants

Each Participant shall be advised of the general provisions of the Plan and, upon written request addressed to the Committee, shall be furnished any information requested regarding the Participant’s status, rights and privileges under the Plan as may be required by law.

(f)                                    Income Tax Withholding Requirements

Any benefit payment made under the Plan will be subject to any applicable income tax withholding requirements.  For this purpose, the Committee shall provide the Trustee with any information the Trustee needs to satisfy such withholding obligations and with any other information that may be required under the Code.

(g)                                 Severability

If any provision of the Plan is held illegal or invalid for any reason, such determination shall not affect the remaining provisions of the Plan, which shall be construed as if said illegal or invalid provision had never been included.

(h)                                 Facility of Payment

Whenever, in the Committee’s opinion, a person entitled to receive any benefit payment is under a legal disability or is incapacitated in any way so as to be unable to manage his or her affairs, the Committee may direct the Trustee to make payments to such person or to his or her guardian or other legal representative, or in the absence of a guardian or legal representative, to a custodian for such person under a Uniform Gifts to Minors Act or to any relative of such person by blood or marriage, for such person’s benefit.  Any payment made in good faith pursuant to this provision shall fully discharge the Employer and the Plan of any liability to the extent of such payment.

(i)                                     Correction of Errors

In accordance with the Committee’s authority and responsibility to administer the Plan pursuant to this Article 10, the Committee may, in its sole discretion, correct any Plan administrative errors.  The Committee also has sole discretion to determine whether to participate in any correction programs sponsored by any governmental agencies that may be available.

(j)                                     Military Leave

Notwithstanding any provision of the Plan to the contrary, contributions, benefits and service credit with respect to qualified military service will be provided in accordance with Code Section 414(u).  Further notwithstanding any provision of the Plan to the contrary, if a Participant dies while performing qualified military service, as defined in Code Section 414(u), his or her survivors shall be entitled to any additional benefits (other than benefit accruals relating to the period of qualified military service) provided under the Plan had the Participant resumed employment and then Separated from Service on account of death.

(k)                                  Responsibility to Advise Committee of Current Address

(i)                                     General

Each person entitled to receive a payment under the Plan shall file with the Committee in writing his or her complete mailing address and each change thereto.  A check or communication mailed to any person at the address on file with the Committee shall be deemed to have been received by such person for all purposes of the Plan, and no member of the Committee, the Employer nor the Trustee shall be obligated to search for or ascertain the location of any person.  If the Committee doubts whether payments are being received by the person entitled thereto, it shall, by registered mail addressed to the person concerned at the last address known to the Committee, notify such person that all future benefit payments will be withheld until such person submits to the Committee evidence that he or she is still living and the proper mailing address.

(ii)                                  Lost Participants

In the event a distribution is requested, or a distribution is required to commence in the absence of a request, a check in the amount of the requested or required distribution shall be sent to the last known address of the distributee.  The Committee shall determine the procedures to be followed, in the event of a required distribution to an individual with no valid address on file, or in the event that a check is returned as undeliverable or is not negotiated within a reasonable period of time.  Such procedures may provide that the amount of any such distribution is forfeited, but shall be reinstated, without interest, in the event that the distributee later comes forward and provides a valid address.  The funds necessary to reinstate any such amounts shall be provided from other Forfeitures, and if necessary through an additional Employer Contribution.

(l)                                     Notices to Participants and Beneficiaries

All notices, reports and statements given, made, delivered or transmitted to a Participant or Beneficiary shall be deemed to have been duly given, made or transmitted when mailed by first class mail with postage prepaid and addressed to such Participant or Beneficiary at the address last appearing on the records of the Committee.  A Participant or Beneficiary may record any change of address from time to time by written notice filed with the Committee.

(m)                               Notices to Employers or Committee

Written directions, notices and other communications to the Employers, the Committee, or Trustee shall be deemed to have been duly given, made or transmitted either when delivered to such location as shall be specified upon the forms prescribed by the Employer, Committee or Trustee for the giving of such directions, notices and other communications or when mailed by first class mail with postage prepaid and addressed to the addressee at the address specified on such forms.

10.8                           Domestic Relations Orders

Notwithstanding any Plan provisions to the contrary, benefits under the Plan may be paid to someone other than the Participant or Beneficiary pursuant to a Qualified Domestic Relations Order, in accordance with Code Section 414(p).  A “Qualified Domestic Relations Order” is a judgment, decree, or order (including approval of a property settlement agreement) that:

(a)                                  relates to the provision of child support, alimony payments or marital property rights to a spouse, former spouse, child or other dependent of a Participant;

(b)                                 is made pursuant to a state domestic relations law (including a community property law);

(c)                                  creates or recognizes the existence of an Alternate Payee’s right to, or assigns to an Alternate Payee the right to, receive all or a portion of the benefits payable to a Participant under the Plan;

(d)                                 specifies the name and last known address of the Participant and each Alternate Payee;

(e)                                  specifies the amount or method of determining the amount of benefit payable to an Alternate Payee;

(f)                                    specifies the number of payments or period during which payments are to be made;

(g)                                 names each plan to which the order applies; and

(h)                                 does not conflict with a prior domestic relations order that meets the other requirements of this Section.

The Committee shall determine whether an order meets the requirements of this Section 10.8 within a reasonable period after receiving an order.  The Committee shall notify the Participant and any Alternate Payee that an order has been received.  Any amounts due the Alternate Payee under the order that, in the absence of the order, would be paid to the Participant or Beneficiary, shall be held during the period while the order’s qualified status is being determined, in a sub-account under the Plan for any Alternate Payee pending determination that an order meets the requirements of this Section.  If within 18 months after such a sub-account is established, the order has not been determined to be a Qualified Domestic Relations Order, the amount in the sub-account shall be distributed to the individual who would have been entitled to such amount if there had been no order.

To the full extent permitted by Code Section 414(p)(10) and by the terms of a Qualified Domestic Relations Order, amounts assigned to an Alternate Payee may be paid as soon as possible in a lump sum following qualification of the order, notwithstanding the age, employment status, or other factors affecting the ability of the Participant to make a withdrawal or otherwise receive a distribution of balances to his or her credit under the Plan.

10.9                           Plan Qualification

Any modification or amendment of the Plan may be made retroactive, as necessary or appropriate, to establish and maintain a “qualified plan” pursuant to Code Section 401(a), and ERISA and regulations thereunder and exempt status of the Trust under Code Section 501.

ARTICLE 11

PARTICIPATION BY OTHER EMPLOYERS

11.1                           Adoption of Plan

Each Affiliate, other than the Company, that is a participating Employer in the Plan is listed in Appendix A.  With the consent of the Company, any other Affiliate that is a member of the same controlled group of corporations described in Code Section 409(l) that includes the Company may become a participating Employer under the Plan by:

(a)                                  taking any action necessary to adopt the Plan (for example, a board of directors resolution);

(b)                                 providing the Committee evidence of such action; and

(c)                                  executing and delivering such instruments and taking such other action as may be necessary or desirable to put the Plan into effect with respect to such entity.

Appendix A to the Plan is used to record changes to the list of participating Employers, in addition to the Company, and may be updated from time to time.  The most senior Human Resources officer of the Company may approve and adopt changes to Appendix A without amendment to the Plan.

11.2                           Termination of Participation or Withdrawal from Participation

The Company reserves the right, in its sole discretion and at any time, to terminate the participation in the Plan of any or all Employers.  Such termination shall be effective immediately upon notice of such termination from the Company to the Employer being terminated.

Any Employer may withdraw from participation in the Plan at any time by filing with the Committee a duly certified copy of a resolution of its board of directors, to that effect, and giving notice of its intended withdrawal to the Committee prior to the effective date of withdrawal.

In addition, any Employer shall automatically cease to be a participating Employer upon the closing date of a transaction that results in that Employer ceasing to be an Affiliate, and Employees of such Employer shall be considered to have Separated from Service with all Affiliates upon the closing date of such corporate transaction.

If an Employer shall terminate participation in the Plan under this Section 11.2, the Company shall determine whether the assets and liabilities associated with the benefits of Participants who are employees (or former employees) of such former Employer shall be retained by the Plan, spun-off to another plan or transferred to another plan.

11.3                           Company as Agent for Employer

Each entity which shall become a participating Employer pursuant to Section 11.1 shall be deemed to have appointed the Company as its agent to act on its behalf in all matters respecting the Committee and the Trustee and the designation of Affiliates, and to exercise on its behalf all of the powers and authorities hereby conferred upon the Employer by the terms of the Plan.  Any such action taken by the Company shall be binding on any Employer that is a party to the Plan.  The authority of the Company to act as such agent shall continue until such Employer withdraws from the Plan or automatically ceases to be a participating Employer.

ARTICLE 12

AMENDMENT AND TERMINATION

12.1                           Amendment or Termination

The Plan may at any time and from time to time be amended, modified or terminated, by written instrument which is duly adopted by the Board of Directors on behalf of the Company or any individual(s) acting pursuant to written authorization of the Board to adopt the Plan amendment.  In addition, the Chief Executive Officer, President, Chief Financial Officer, or Vice President — Human Resources (together, each are members of the “Authorized Group”), or Corporate Secretary of the Company shall have the authority to adopt any technical, conforming or clarifying amendment which may be necessary or desirable to facilitate the administration of the Plan or maintain the qualification of the Plan under the Code or compliance with ERISA; provided, however, that the amendment does not have any material adverse effect on the then currently estimated cost to the Employer of maintaining the Plan.

Any member of the Authorized Group may amend Article 4 of the Plan with respect to accelerating the vesting Schedule applicable to Accounts of Participants employed by an Affiliate or by a business unit or division of an Affiliate which is sold, divested or otherwise ceases to be owned by an Affiliate.

Amendments to the Plan shall be in writing and shall be subject to any advance notice or other requirements of ERISA, and further are subject to the further provisions of Section 12.2.

12.2                           Limitations on Amendments

The provisions of this Article 12 relating to amendments shall be subject to and limited by the following restrictions:

(a)                                  No amendment shall operate either directly or indirectly to give any Employer any interest whatsoever in any funds or property held by the Trustee under the terms of the Plan, or to permit the corpus or income of the trust to be used for or diverted to purposes other than the exclusive benefit of Participants or their Beneficiaries or the payment of the reasonable expenses of administering the Plan and Trust.

(b)                                 No such amendment shall operate either directly or indirectly to deprive any Participant or Beneficiary of his or her vested and nonforfeitable interest as of the time of such amendment.

(c)                                  No amendment shall change the rights, duties or responsibilities of the Trustee under the Plan without its written consent.

Subject to the foregoing limitations, any amendment that in the judgment of the party adopting such amendment is necessary or advisable may be made retroactively, provided that such retroactive amendment does not deprive a Participant or Beneficiary, without his or her consent, of a right to receive benefits under the Plan that have already vested and matured, except as such modification or amendment shall be necessary in order to comply with any laws or regulations of the United States or of any state to qualify this as a tax-exempt Plan and Trust, or otherwise.

In any case where the Plan is amended to change the vesting schedule under the Plan, any Participant who has at least three Years of Service shall have the option of electing to remain covered under the vesting schedule in effect prior to such amendment; provided, however, such election shall not be applicable with respect to any Participant whose nonforfeitable percentage under the vesting schedule, as amended, cannot at any time be less than such percentage determined without regard to such amendment.  The Participant shall be permitted to make such election at any time after such amendment is adopted and before the expiration of the 60-day period from the date the amendment is adopted, the effective date of such amendment or the date the Participant receives written notice of the amendment, whichever is later.

12.3                           Amendment — Consolidation or Merger

A special rule applies if the Plan merges or consolidates with another plan or transfers assets or liabilities to another plan.

(a)                                  In those cases, the terms of the merger, consolidation or transfer must require that in the event that the Plan or the other plan terminates immediately after the merger, consolidation or transfer, each Participant would receive an “accrued benefit” which is no less than the “accrued benefit” he or she would have received if the Plan had terminated immediately before the merger, consolidation or transfer.

(b)                                 For purposes of this Section, the term “accrued benefit” has the meaning given that term under Code Section 411(a)(7).

(c)                                  The determination of what “accrued benefit” would be payable to a Participant immediately before a merger, consolidation or transfer will be determined on the assumption that benefits payable under the Plan upon termination at that time will be payable solely from the Plan’s assets at that time.

(d)                                 No surplus will be allocated by virtue of this Section 12.3 (either alone or in combination with any other provision governing the Plan).  For purposes of this Section, “surplus” means any amount of Plan assets beyond what is necessary to pay “accrued benefits” as they existed immediately before a merger, consolidation or transfer.

(e)                                  In no event shall this Section 12.3 (either alone or in combination with any other provision governing the Plan) require an Affiliate to make any additional contributions to the Plan.

(f)                                    This Section 12.3 shall not be construed as limiting the powers of the Committee to appoint a successor Trustee.

12.4                           Termination of the Plan

The termination of the Plan shall not cause or permit any part of the Trust to be diverted to purposes other than for the exclusive benefit of the Participants, or cause or permit any portion of the Trust to revert to or become the property of the Employer at any time before the satisfaction of all liabilities with respect to the Participants.

Upon termination of the Plan, the Committee shall continue to act for the purpose of complying with the preceding paragraph and shall have all power necessary or convenient to the winding up and dissolution of the Plan as herein provided.  While so acting, the Committee shall be in the same status and position with respect to other persons as if the Plan remained in existence.

The bankruptcy, dissolution, merger, consolidation or reorganization of the Company or any other Employer, or the sale of all or substantially all of the assets or stock of the Company or any other Employer, shall not automatically terminate the Plan, unless a Plan termination is otherwise required under this Article 12 and no provision is made for continuation of the Plan.

12.5                           Allocation of the Trust on Termination of Plan

In the event of a complete or partial termination of the Plan, or upon complete discontinuance of contributions under the Plan, the Trustee shall allocate and segregate a proportionate interest in the Trust for the benefit of affected Participants.  The Committee shall direct the Trustee to allocate the assets of the Trust to those affected Participants.  Thereafter, distribution shall be made to such Participants as directed by the Committee in accordance with the Plan and applicable law.  Upon the partial termination of the Plan, the Committee may in its sole discretion determine the timing of a distribution of the balance of the affected Participants’ Accounts in accordance with the provisions of the Plan and applicable law.  All Accounts accrued by the affected Participants shall be 100 percent vested and nonforfeitable.

ARTICLE 13

FUNDING

13.1                           Contributions to the Trust

The Committee shall maintain one or more Trusts to finance the benefits under the Plan, by entering into one or more Trust agreements or insurance contracts approved by the Company, or by causing insurance contracts to be held under a Trust agreement.  Any Trust agreement is designated as and shall constitute a part of the Plan, and all rights which may accrue to any person under the Plan shall be subject to all the terms and provisions of such Trust agreement.  The Committee may modify any Trust agreement from time to time to accomplish the purpose of the Plan and may appoint a successor Trustee or Trustees.  By entering into such Trust agreements, the Committee shall vest in the Trustee, appointed under the terms of the Trust agreement from time to time by action of the Committee, responsibility for the management and control of the Trust.

Each Employer shall make such contributions to the Trust as are required by the Plan, subject to the right of the Company to discontinue the Plan.

13.2                           Exempt Loan

This Section specifically authorizes the Trustee to enter into an Exempt Loan transaction.  The Board may empower the Company to authorize the guarantee or making by the Employer of any such Exempt Loan.  The following terms and conditions will apply to any Exempt Loan.

(a)                                  The proceeds of the Exempt Loan will be used within a reasonable time after receipt only for any or all of the following purposes:

(i)                                     to acquire Company Stock;

(ii)                                  to repay such Exempt Loan; or

(iii)                               to repay a prior Exempt Loan.

Except as provided under Article 7, no Company Stock acquired with the proceeds of an Exempt Loan may be subject to a put, call or other option, or buy-sell or similar arrangement while held by and when distributed from the Trust, whether or not the Plan is then an employee stock ownership plan.

(b)                                 The interest rate of the Exempt Loan may not be more than a reasonable rate of interest.

(c)                                  Any collateral pledged to the creditor must consist only of the Company Stock purchased by the borrowed funds and those Company Stock used as collateral on the prior Exempt Loan repaid with the proceeds of the current Exempt Loan.

(d)                                 The creditor may have no recourse against the Plan under the Exempt Loan except with respect to such collateral given for the Exempt Loan, contributions (other than contributions of Company Stock) that the Employer makes to the Trust to meet its obligations under the Exempt Loan, and earnings attributable to such collateral and the investment of such contributions.  The payment made with respect to an Exempt Loan by the Plan during a Plan Year must not exceed an amount equal to the sum of such contributions and earnings received during or prior to the Plan Year less such payments in prior Plan Years.

(e)                                  In the event of default upon the Exempt Loan, the value of Plan assets transferred in satisfaction of the Exempt Loan must not exceed the amount of the default, and if the lender is a Disqualified Person, the Exempt Loan must provide for transfer of Plan assets upon default only upon and to the extent of the failure of the Plan to meet the payment schedule of the Exempt Loan.

(f)                                    All Company Stock acquired with the proceeds of an Exempt Loan must be added to and maintained in the Unallocated Account.  In withdrawing Company Stock from the Unallocated Account, the provisions of Treasury Regulation Sections 54.4975-7(b)(8) and (15) will be applied as if all Company Stock in the Unallocated Account were encumbered.  Notwithstanding any other provision herein, upon the payment of any portion of the Exempt Loan, an appropriate number of shares of Company Stock in the Unallocated Account shall be released from encumbrances.  For each Plan Year during the duration of the Exempt Loan, the number of shares of Company Stock released must equal the number of encumbered shares of Company Stock held immediately before release for the current Plan Year multiplied by a fraction, the numerator of which is the amount of principal paid under the purchase contract or the loan agreement for the current Plan Year, and the denominator of which is the total of all principal to be paid for the current and all future Plan Years during the term of the Exempt Loan (determined without reference to any possible extensions or renewals thereof); provided that the terms of the Exempt Loan satisfy all requirements under Treasury Regulation Section 54.4975-7(b)(8)(ii).  At the option of the Company, or if the Exempt Loan does not contain the following characteristics:

(i)                                     the annual payments of principal and interest (at a cumulative rate) are at least as rapid as level annual payments of such amounts over ten years;

(ii)                                  the portion of each Exempt Loan payment treated as interest does not exceed the amount of payment that would be treated as interest under standard loan amortization tables; and

(iii)                               the Exempt Loan term (including extensions and renewals) does not exceed ten years;

then interest paid and to be paid in the future on the Exempt Loan shall be included in the numerator and denominator of the fraction.  The number of future Plan Years under the Exempt Loan must be definitely ascertainable and must be determined without taking into account any possible extension or renewal periods.  If the interest rate under the Exempt Loan is variable, the interest to be paid in future Plan Years must be computed by using the interest rate applicable as of the end of the Plan Year.  If the collateral includes more than one class of Company Stock, the number of shares of Company Stock of each class to be released for a calendar quarter must be determined by applying the same fraction to each such class.  Company Stock released from encumbrances will be withdrawn from the Unallocated Account.  The Committee will allocate Company Stock withdrawn from the Unallocated Account to the Accounts of Participants who otherwise share in the allocation of the Employer Contribution for the calendar quarter for which the portion of the Exempt Loan resulting in the release of the Company Stock has been paid in accordance with the provisions of Section 3.4.  The Committee consistently will make this allocation as of the last day of each calendar quarter, and of any special Valuation Date if directed by the Committee, on the basis of non-monetary units, taking into account the relative Earnings of all such Participants for such calendar quarter.

(g)                                 An Exempt Loan may be obtained provided such Exempt Loan is primarily for the benefit of Participants and Beneficiaries.

(h)                                 In the event a portion of a Participant’s Account is forfeited, if more than one class of Qualifying Company Stock subject to the Exempt Loan provisions has been allocated to a Participant’s Account, the same proportion of each class of Qualifying Company Stock shall be forfeited.  Such Forfeiture shall occur only when assets other than Company Stock held in the Accounts have been forfeited.

13.3                           Trust for Exclusive Benefit of Participants

The Trust is for the exclusive benefit of Participants.  Except as otherwise provided in Sections 10.7(a) (Limitations on Assignments), 10.8 (Domestic Relations Order) and Section 13.5 (Return of Contribution), no portion of the Trust shall be diverted to purposes other than this or revert to or become the property of the Employer at any time before the satisfaction of all liabilities with respect to the Participants.

13.4                           Trustee

As a part of the Plan, a Trust has been formed to hold all Plan assets.  The Committee has the power and duty to appoint the Trustee and it shall have the power to remove the Trustee and appoint successors at any time.  As a condition to exercising its power to remove any Trustee, the Committee must first appoint a successor Trustee and enter a new agreement with the successor Trustee.

The Trustee shall hold all monies and other property received by it and invest and reinvest the same, together with the income therefrom, on behalf of the Participants collectively in accordance with the provisions of the Trust agreement.  Each Trustee shall make distributions from the Trust at such time or times to such person or persons and in such amounts as the Committee shall direct in accordance with the Plan.

13.5                           Return of Contribution

The Employer contributes to the Plan on the condition its contribution is not due to a mistake of fact and the Internal Revenue Service will not disallow the deduction for its contribution, and the Plan is qualified under Code Sections 401(a) and 4975(e)(7).  The Committee shall direct the Trustee to return to the Employer the amount that the Committee determines was contributed by the Employer by mistake of fact, because the amount of the Employer’s contribution is disallowed as a deduction under Code Section 404 (subject to Section 3.1(c)), or the Plan is not qualified under Code Sections 401(a) and 4975(e)(7).  However, no portion of the Employer’s Contribution under the provisions of this Section will be returned later than one year after:

(a)                                  the Employer made the contribution by mistake of fact;

(b)                                 the disallowance of the contribution as a deduction, and then, only to the extent of the disallowance; or

(c)                                  the Plan is disqualified by the Internal Revenue Service under Code Sections 401(a) and 4975(e)(7).

The amount of the returned Employer Contributions under this Section shall not be increased for any earnings attributable to the Employer Contribution, but the Committee will direct the Trustee to decrease the Employer Contributions returnable for any losses attributable to it.  The Committee may direct the Employer to furnish evidence sufficient to the Committee to determine the amount to be returned to the Employer as permitted under ERISA.

IN WITNESS WHEREOF, ESCO Corporation has caused the Plan, as amended and restated herein, to be duly executed on this 26th day of May, 2011.

ESCO CORPORATION

/s/ ROSEANNE IURELLI	By:	/s/ NICK BLAUWIEKEL
Witness		Nick Blauwiekel
Vice President — Human Resources

APPENDIX A

ESCO CORPORATION EMPLOYEE STOCK OWNERSHIP PLAN

PARTICIPATING EMPLOYERS

Listed below are the participating Employers under the Plan:

Name of Employer	Effective Date	End Date

Bucyrus Blades, Inc.	December 1, 2006

ESCO Turbine Technologies — Cleveland, Inc.	December 1, 2006

ESCO Turbine Technologies — Syracuse, Inc.	December 1, 2006

Steel Treaters, Inc.	December 1, 2006

The “Effective Dates” above indicate when the particular Employer became a participating Employer under the Plan, including effective dates which are prior to the current amendment and restatement of the Plan and this updated Appendix A.

This Appendix A to the Plan is approved pursuant to Section 11.1 of the Plan, effective as of the execution date shown below:

May 26, 2011	/s/ NICK BLAUWIEKEL
Date